UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TriMas Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS To be held May 14, 2025

To the Shareholders of TriMas Corporation:
The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) will be held virtually on Wednesday, May 14, 2025, at 8:00 a.m. Eastern Time. You will be able to attend and vote during the Annual Meeting, via live webcast by visiting www.virtualshareholdermeeting.com/TRS2025. You may also submit questions online before the start of the Annual Meeting. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the following purposes:
1.	Elect two directors to serve until the Annual Meeting of Shareholders in 2028;
2.	Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers (“NEOs”); and
4.	Transact other business as may properly come before the meeting.
We encourage you to read this proxy and our 2024 Annual Report, as well as visit our website at www.trimas.com to learn more about TriMas. There you will find additional information about our performance and how we are working to enhance shareholder value.
Finally, we want to encourage you to vote regardless of the size of your holdings. Every vote is important and your participation helps us do a better job of understanding and acting on what matters to you as a shareholder. You can cast your vote by internet, by telephone or by mailing a printed proxy card as outlined in this document.

/s/ Herbert K. Parker	/s/ Thomas A. Amato
Herbert K. Parker	Thomas A. Amato
Chairman of the Board	President and Chief Executive Officer

Bloomfield Hills, Michigan
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about March 27, 2025.
Even if you intend to participate electronically during the Annual Meeting, please sign and date your proxy card or voting instruction card and return it in the accompanying envelope, or vote via telephone or internet (as indicated on your proxy card or voting instruction card), to ensure the presence of a quorum. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025

The Proxy Statement and 2024 Annual Report of TriMas Corporation are available at: http://ir.trimas.com

Corporate Headquarters
38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement contains information regarding the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of TriMas Corporation (“TriMas” or the “Company”) to be held at 8:00 a.m. Eastern Time on Wednesday, May 14, 2025, via live webcast at www.virtualshareholdermeeting.com/TRS2025. The Company’s Board of Directors (“Board”) has fixed the close of business on March 17, 2025, as the record date (“Record Date”) for determining the shareholders that are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board is soliciting proxies for use at such meeting and at any adjournment or postponement of such meeting. The Company has made these materials available to shareholders on the internet, or upon request, has delivered printed copies by mail or electronic copies by email. This proxy statement, along with the notice of Annual Meeting and form of proxy, was first made available to shareholders on or about March 27, 2025. The Company will bear the cost of soliciting proxies.
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the entire proxy statement carefully before voting.

2025 ANNUAL MEETING OF SHAREHOLDERS Date Wednesday, May 14, 2025 Time 8:00 a.m. Eastern Time Via Webcast www.virtualshareholder meeting.com/TRS2025	HOW TO VOTE

To vote VIA THE INTERNET prior to the virtual meeting, visit www.proxyvote.com up until 11:59 p.m. Eastern Time, on May 13, 2025. You will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card to vote online.

To vote BY TELEPHONE, call 1-800-690-6903 from a touch-tone phone up until 11:59 p.m. Eastern Time, on May 13, 2025. You will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials or proxy card to vote by telephone.

To vote BY MAIL, mark, sign, date and return your proxy card in the enclosed envelope to: Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
Your proxy card must be received by the Company on or prior to May 13, 2025.
To vote during the virtual meeting, visit www.virtualshareholder meeting.com/TRS2025 and use your 16-digit control number.

2025 Proxy Statement	I	1

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
1	Elect two directors to serve until the Annual Meeting of Shareholders in 2028	FOR ALL DIRECTOR NOMINEES
2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2025	FOR
3	Approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers	FOR

GENERAL INFORMATION

Stock Symbol TRS Stock Exchange The NASDAQ Global Market LLC	Common Shares Outstanding as of Record Date 40,716,445 Registrar and Transfer Agent Computershare	State and Year of Incorporation Delaware, 1986 Corporate Website www.trimas.com Investor Relations Website http://ir.trimas.com

2	I	2025 Proxy Statement

BOARD & GOVERNANCE HIGHLIGHTS

20
Board Meetings in Fiscal Year 2024

8
Audit Committee Meetings in Fiscal Year 2024

5
Compensation Committee
Meetings in Fiscal Year 2024

4
Governance and Nominating Committee Meetings in Fiscal Year 2024

Best Practices
Independent Chairman of the Board
7 of 9 directors are independent
Regular independent director executive sessions
Board committees are composed exclusively of independent directors
Designated Board committees have oversight of certain key risk areas
Board and senior management stock ownership guidelines
Annual Board and committee self-evaluation and questionnaire process
Mandatory retirement age of 75 for directors (excluding directors serving on the Board as of 2013)
Directors and officers are restricted from hedging or pledging Company stock

Leadership Transition
Search underway for a successor Chief Executive Officer (“CEO”) and Chief Financial Officer to lead TriMas through its next chapter of growth and value creation
Appointment of Interim Chief Financial Officer in March 2025

Smooth transition plan in place, including Mr. Thomas A. Amato remaining with the Company through June 30, 2025, and Ms. Teresa M. Finley serving as Interim Chief Financial Officer until the appointment of a permanent successor

Proactive approach to Board refreshment, including regular reviews of the Board’s composition to ensure it has the right mix of expertise and experience to oversee the Company’s strategy and execution
Appointment of a new independent Chairman, Herbert K. Parker, in 2024
Appointment of four new directors since 2020, with a fifth nominee for director nominated for election at the Annual Meeting

2025 Proxy Statement	I	3

EXECUTIVE COMPENSATION HIGHLIGHTS

Best Practices
Use of independent compensation consultant
Executive compensation is assessed annually by a third party
Program is designed in a manner to discourage excessive risk-taking
Significant amount of executive pay is performance-based, conditioned on the achievement of predetermined financial goals related to corporate performance
Management stock ownership guidelines align interests with shareholders
No employment agreements with executives
Nasdaq-compliant clawback policy requires the Compensation Committee to recoup or rescind variable compensation under certain circumstances
Annual “Say-on-Pay” vote on named executive officer compensation

OUR COMMITMENT TO SUSTAINABILITY

TriMas views sustainability as both a fundamental responsibility and a strategic priority, embedded in every aspect of our business. Our sustainability initiatives are structured around four key pillars: Governance & Ethics, People, Environment and Products. These pillars provide a framework for managing our sustainability priorities and enterprise-wide initiatives. Key goals and performance metrics are closely monitored by Company leadership, including our ESG Steering and Action Committees, as well as the Governance and Nominating Committee of our Board of Directors.

We are dedicated to cultivating a workplace culture focused on diversity, inclusion, respect and equal opportunity, and we expect our suppliers to uphold these principles. This environment enables all employees to achieve their fullest potential, irrespective of differences. We welcome and embrace innovative ideas and diverse perspectives that enrich our business. We firmly believe that fostering a culture of inclusion, acceptance, and ongoing improvement unites our team and strengthens our organization.
We are dedicated to environmental stewardship and have implemented key initiatives to reduce our carbon footprint and conserve natural resources. Our environmental data collection system allows us to transparently report essential metrics, including Scope 1 and Scope 2 greenhouse gas emissions, energy and water usage, waste and air emissions data. We remain committed to refining our reporting and enhancing our metrics to drive continuous improvement in our environmental performance against our targets.

4	I	2025 Proxy Statement

We are committed to driving continuous product and process innovations that reduce energy consumption, minimize waste, enhance recyclability and lower operational costs. Our global team of engineers and designers is dedicated to developing sustainable solutions that meet both environmental and business needs. Through strong customer partnerships, a flexible global manufacturing network, cutting-edge technology and socially responsible practices, we help our customers achieve their goals while operating sustainably. We take pride in our progress and remain focused on creating innovative, eco-friendly solutions that make a lasting impact.
In 2024, we continued to advance our sustainability efforts across multiple fronts. As active participants in the United Nations Global Compact (UNGC), we reinforce our commitment to the United Nations Sustainable Development Goals (SDGs). We also published TriMas’ CDP report and Task Force on Climate-Related Financial Disclosures (TCFD) Index, integrating climate-related financial disclosures and risk assessments into our reporting. Additionally, through the TriMas Foundation, our corporate charitable giving program, we remain dedicated to supporting the communities where our employees live and work. Since launching our company-wide ESG initiative, we have consistently identified and implemented strategies that benefit our customers, employees, the environment, and society—while driving long-term growth and delivering shareholder value.

2025 Proxy Statement	I	5

TriMas Corporation
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board currently consists of nine directors, divided into three classes, with each class consisting of one-third of the Company’s directors. Class I directors’ terms will expire at the Annual Meeting.
As previously disclosed, the Board and Mr. Thomas A. Amato have agreed that Mr. Amato will transition from the role of President and Chief Executive Officer of the Company and Mr. Amato will not stand for re-election to the Board at the Annual Meeting. The Board thanks Mr. Amato for his contributions and dedication to the Company.
As previously disclosed, Mr. Jeffrey M. Greene informed the Board that he will not stand for re-election to the Board at the Annual Meeting. The Board thanks Mr. Greene for his contributions and dedication to the Company.
The Board has nominated Ms. Adrianne W. Shapira for election at the Annual Meeting as a new Class I director. Mr. Jeffrey A. Fielkow and Ms. Shapira have consented to stand for re-election and election, respectively, to serve until the 2028 Annual Meeting of Shareholders. If either of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee(s).

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTORS LISTED BELOW WHO STANDS FOR RE-ELECTION, TO SERVE UNTIL THE 2028 ANNUAL MEETING.
Vote Required
The two individuals who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.

6	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Additional information regarding the directors and director nominees of the Company is set forth below.
Directors and Director Nominees

Name	Title	Committees*	Term Ending	Class(2)
Thomas A. Amato(1)	Director, President and Chief Executive Officer	N/A	2025	I
Jeffrey A. Fielkow(3)	Director	A, C**, G	2025	I
Jeffrey M. Greene(1)	Director	C	2025	I
Adrianne W. Shapira(4)	Director Nominee	N/A	N/A	I
Holly M. Boehne	Director	C, G	2026	II
Teresa M. Finley(5)	Director	N/A	2026	II
Herbert K. Parker	Chair of the Board	A**	2026	II
Shawn S. Sedaghat	Director	G	2027	III
Nick L. Stanage	Director	C, G	2027	III
Daniel P. Tredwell	Director	A, C, G**	2027	III
*	A = Audit Committee; C = Compensation Committee; G = Governance and Nominating Committee
**	Chair of Committee
(1)	Not standing for re-election at the Annual Meeting.
(2)	Class I term expires at the 2025 Annual Meeting of Shareholders; Class II term expires at the 2026 Annual Meeting of Shareholders; Class III term expires at the 2027 Annual Meeting of Shareholders.
(3)	Standing for re-election at the Annual Meeting.
(4)	Standing for election at the Annual Meeting.
(5)
In connection with Ms. Finley’s service as Interim Chief Financial Officer, Ms. Finley is no longer serving on the Audit Committee or Compensation Committee, and the Board has appointed Mr. Fielkow as Chair of the Compensation Committee.

2025 Proxy Statement	I	7

TriMas Corporation
Director Background, Experience and Qualifications
The following includes a brief overview of the experience, qualifications, attributes and skills that led to the conclusion that the directors and nominees should serve on the Board at this time. The Governance and Nominating Committee considers the experience, mix of skills and other qualities of the existing Board to ensure appropriate Board composition. The Governance and Nominating Committee believes that directors must have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. In addition, it seeks to ensure the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the Company’s business.
As more fully reflected in the chart below, the Board believes that the directors and nominees have an appropriate balance of knowledge, experience, attributes, skills and expertise as a whole to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of shareholders. The Board believes that each director satisfies its criteria for demonstrating excellence in his or her chosen field, high ethical standards and integrity, and sound business judgment. In addition, the Board has seven independent directors in accordance with the applicable independence rules of The NASDAQ Global Market LLC (“Nasdaq”) and such directors are also independent of the influence of any particular shareholder or shareholder groups whose interests may diverge from the interests of the shareholders as a whole. Further, each director or nominee brings a strong background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

Note: Skills include current Board members and new Director nominee.

8	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Diversity Matrix
The Board Diversity Matrix below presents the Board’s diversity statistics as of March 27, 2025.

Total Number of Directors: 9

Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	7	2	-	-

Part II: Demographic Background*
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	6	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
*	Based on self-identified diversity characteristics.

2025 Proxy Statement	I	9

TriMas Corporation
Director and Director Nominee Biographies

Age: 61
Director Since: 2016

Thomas A. Amato

Mr. Amato has served as President, Chief Executive Officer and Director of TriMas since July 2016. From October 2009 through December 2015, he served as Chair, Chief Executive Officer and President of Metaldyne, LLC, and from August 2014 through December 2015, as Co-President and Chief Integration Officer of Metaldyne Performance Group. Prior to leading Metaldyne, LLC, he served as Chair, Chief Executive Officer and President of Metaldyne Corporation, and Co-Chief Executive Officer of Asahi Tec Corporation. Mr. Amato brings more than 30 years of broad industrial experience, having served in several leadership positions at global, multi-billion dollar businesses.

Mr. Amato has extensive knowledge and expertise in executive leadership, industrial operations, financial transactions, business portfolio development and management, investor relations, acquisitions and divestitures, and international operations.

Current Directorships: Ametek, Inc. Former Directorships: Asahi Tec, Wolverine Tube, Continental Structural Plastics, Unifrax

Age: 62
Director Since: 2020
Committees: Compensation, Governance & Nominating

Holly M. Boehne

Ms. Boehne served as Chief Technology Officer and Senior Vice President of Andersen Corporation from 2009 through her retirement in 2019. During her 15-year career at Andersen, her responsibilities included driving new business models and innovations to transform the company's competitive position, optimizing the global supply chain, creating and delivering new product platforms, driving a culture of continuous improvement and ensuring robust quality systems. Prior to this role, Ms. Boehne held positions of increasing responsibility at Ecolab Inc. and The Pillsbury Company. Ms. Boehne brings over three decades of broad operational business leadership across the public and private sectors in different industries, including building products, cleaning and sanitation, and food manufacturing.

Ms. Boehne has extensive knowledge and expertise in strategy, innovation, technology, global supply chain optimization, operational excellence, talent development and risk management.
Current Directorships: Prometheus Group, Inc. Former Directorships: None

Age: 56
Director Since: 2023
Committees: Audit, Compensation, Governance & Nominating

Jeffrey A. Fielkow

Mr. Fielkow has served as the Chief Executive Officer of Circular Action Alliance (CAA) since August 2024. Prior to joining CAA, Mr. Fielkow served as President and Chief Executive Officer of I.D. Images, LLC, from December 2021. From 2015 to 2021, Mr. Fielkow held multiple executive positions within Tetra Pak, Inc., including his most recent role as President and Chief Executive Officer of Tetra Pak’s U.S. and Canadian operations. Prior to that, he served as Chief Executive Officer and Managing Director of Tetra Pak’s business in Vietnam and as Vice President of Sustainability for Tetra Pak's operations in Southeast Asia and Oceania. In addition to his global roles at Tetra Pak, Mr. Fielkow spent nearly 15 years in a variety of leadership and operational roles within the sustainability and recycling space, including serving as Chief Sales and Marketing Officer of ReCommunity, Inc., Chief Operating Officer of Container Recycling, LLC, and Market Area Vice President for Waste Management, Inc. Mr. Fielkow brings more than 30 years of experience, including with companies in the packaging and consumer products markets, as well as serving as a subject matter expert on recycling strategies for a variety of firms and public entities.

Mr. Fielkow has extensive knowledge and expertise in executive leadership, operational management, strategic and operational planning, mergers and acquisitions, product planning and pricing strategies, sales and marketing, and global sustainability and ESG leadership.

Current and Former Directorships: None

10	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Age: 63
Director Since: 2020

Teresa M. Finley

Ms. Finley currently serves as the Interim Chief Financial Officer of TriMas. From 2015 until her retirement in 2017, Ms. Finley served as the Chief Marketing and Business Services Officer (CMO) at UPS, where she was a member of the executive leadership team. As CMO, she was responsible for the advancement of global marketing capabilities, growth strategies, innovation, pricing, communications and brand management. Ms. Finley's prior roles at UPS included Chief Financial Officer for multiple global businesses, Corporate Controller and Treasurer, and Vice President of Investor Relations. Ms. Finley served as a Senior Advisor with the Boston Consulting Group from June 2019 to November 2021. Ms. Finley is a qualified financial expert and brings more than 34 years of experience in financial, marketing and strategy leadership roles at a Fortune 50 company.

Ms. Finley has extensive knowledge and expertise in global finance and accounting, operational excellence, product innovation, pricing and segment marketing, global shared services and post- acquisition management.

Current Directorships: Union Pacific Corporation Former Directorships: AssuranceAmerica, Pilot Freight Services

Age: 66
Director Since: 2015
Committees: Audit

Herbert K. Parker

Mr. Parker served as Executive Vice President - Operational Excellence of Harman International Industries, Inc. from January 2015 to March 2017. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Harman International from June 2008 to January 2015. Prior to joining Harman, Mr. Parker served in various senior financial positions with ABB Ltd. (known as ABB Group) from 1980 to 2008, including as Chief Financial Officer of the Global Automation Division from 2002 to 2005, and the Americas region from 2006 to 2008. Mr. Parker brings more than 30 years of experience in financial reporting, accounting and Sarbanes-Oxley compliance for public companies, and is a qualified financial expert.

Mr. Parker has extensive knowledge and expertise in financial reporting, accounting and Sarbanes- Oxley compliance, acquisitions and the integration process, divestitures, capital asset allocation, restructuring and realigning operational functions, risk oversight and international matters.

Current Directorships: Apogee Enterprises, Inc., nVent Electric plc, American Axle & Manufacturing Holdings, Inc. Former Directorships: TMS International Corporation

Age: 59
Director Since: 2025
Committees: Governance & Nominating

Shawn S. Sedaghat

Mr. Sedaghat is the Chairman of Trend International Holding AG, an investment holding company with interests in real estate, public and private debt and equity, and other investments. With over 40 years of global business experience in the packaging industry, he began his career co-founding SEDA Specialty Packaging Corp. in 1984, serving as Chairman and CEO until its sale to CCL Industries Inc. in 1997. He then held leadership roles at CCL until 1999, when he transitioned into a consulting position. In 2001, Mr. Sedaghat founded PKG Group, LLC, a dispensing and packaging company, serving as CEO until 2015. He also founded Gotha Cosmetics S.R.L. in 2005, serving as CEO from 2005 to 2008, and then again from 2015 to 2017, and as Chairman of Gotha Cosmetics USA, Inc. from 2017 to 2019. Following his sale of a majority stake in Gotha, Mr. Sedaghat formed a partnership with Capvis AG (formerly Capvis Equity Partners AG) in 2016. Mr. Sedaghat has served as a director of Gotha since its inception.

Mr. Sedaghat has extensive knowledge and expertise in the packaging and consumer products industries, manufacturing, process and product innovation, customer relationship management and executive leadership.

Current Directorships: Trend International Holding AG, Gotha Cosmetics S.R.L, Polyusus Lux IX S.a.r.l. Former Directorships: CCL Industries Inc.

2025 Proxy Statement	I	11

TriMas Corporation

Age: 54
Nominated for 2025

Adrianne W. Shapira

Ms. Shapira served as a Founding Managing Director of Eurazeo Brands, an $800 million investment division of Eurazeo, a French private equity firm, from 2017 to 2023, where she focused on consumer brands. During her tenure, she served on the boards of NEST Fragrances, Herschel Supply Company, Dewey’s Cookies and Beekman 1802. Previously, Ms. Shapira was Chief Financial Officer of David Yurman, a luxury jewelry company, from 2012 to 2016. While there, she played a key role in transitioning the family-owned brand from a wholesale model to direct-to-consumer channels, including retail stores and e-commerce. Prior to that, she spent 13 years at Goldman Sachs as a Managing Director in Equity Research, covering the Broadlines Retail Sector, which included 27 public companies across luxury brands, department stores, discounters, mass retailers, dollar stores, warehouse clubs and grocers. Earlier in her career, Ms. Shapira was an equity analyst at Robertson Stephens and Neuberger Berman.

Ms. Shapira has extensive expertise in finance, accounting and financial reporting, complemented by senior leadership experience and a strong background in marketing and brand management.
Current Directorships: Crown Laboratories, Inc., Kohl’s Corporation Former Directorships: The Hain Celestial Group, Inc.

Age: 66
Director Since: 2013
Committees: Compensation, Governance & Nominating

Nick L. Stanage

Mr. Stanage is the former Chairman, Chief Executive Officer and President of Hexcel Corporation. He joined Hexcel in November 2009 as President and became Chief Executive Officer in August 2013 and Chairman in January 2014. Following Mr. Stanage's retirement from Hexcel as Chief Executive Officer and President in May 2024, he served as Executive Chairman through November 2024. Prior to joining Hexcel, Mr. Stanage served as President of the Heavy Vehicle Products Group at Dana Holding Corporation from 2005 to 2009. From 1986 to 2005, Mr. Stanage held positions of increasing responsibility in engineering, operations and marketing with Honeywell Inc. (formerly AlliedSignal Inc.). Mr. Stanage brings more than 30 years of experience in executive leadership, operations and management related to aerospace and automotive manufacturing environments.

Mr. Stanage has extensive knowledge and expertise in executive leadership, operational management, program and project management, customer relationship management, executive compensation and global restructuring.

Current Directorships: Hexcel Corporation Former Directorships: None

Age: 67
Director Since: 2002
Committees: Audit, Compensation, Governance & Nominating

Daniel P. Tredwell

Mr. Tredwell is one of the Co-founders and the Managing Partner of CoveView Advisors LLC and CoveView Capital LLC since 2009. He also served as Managing Member of Heartland Industrial Partners, L.P. since 2006. Prior to this role, Mr. Tredwell served as a Managing Director at Chase Securities Inc. (predecessor of J.P. Morgan Securities, Inc.). Mr. Tredwell brings more than 30 years of experience in private equity and investment banking, and is a qualified financial expert.

Mr. Tredwell has extensive knowledge and expertise in corporate strategy, finance, banking, acquisitions and divestitures, economics, asset management, business development, risk management, executive compensation, crisis management, corporate oversight and audit.

Current Directorships: None
Former Directorships: Springs Industries, Inc., Metaldyne Corporation, Asahi Tec Corporation, Companhia de Tecidos Norte De Minas (Coteminas), Springs Global Participacoes S.A.

12	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Corporate Governance
Board of Directors Risk Management Functions
As part of its oversight function, the Board monitors how management operates the Company, in part via its committee structure. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the Company faces. On a regular basis, the Board reviews the Company’s enterprise risk management process, including the design of the program, the key risks identified and the actions identified to manage and reduce those risks. Consistent with this undertaking, the Board regularly reviews the Company’s cybersecurity strategy and activities in support of the strategy. The Audit Committee considers risk issues associated with the Company’s overall financial reporting, disclosure process and legal compliance, as well as reviewing policies on risk control assessment and accounting risk exposure. In addition to its regularly scheduled meetings, the Audit Committee meets with the corporate audit team and the independent registered public accounting firm in executive sessions at least quarterly, and with the general counsel as determined from time to time by the Audit Committee. The Compensation Committee and the Governance and Nominating Committee each consider risk issues associated with the substantive matters addressed by each such committee.
During 2024, the Board held twenty meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings, and the Governance and Nominating Committee held four meetings.
The Board of Directors and Committees
The Board currently consists of nine directors, divided into three classes equal in number. The members of each class serve for staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class may be asked to stand for re-election for another three-year term at the annual meeting in the year in which their term expires. The Board believes that independent Board leadership is a critical component of our governance structure. Since June 2002, the Company has separated the roles of the Board chair (“Chair”) and the CEO. The Board believes this current structure of separating the roles of Chair and CEO allows our CEO to focus his time and energy on strategy and operations. Meanwhile, this structure allows our independent Chair to lead the Board in its oversight responsibilities.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.
The Board has determined, after considering all of the relevant facts and circumstances, that Messrs. Fielkow, Greene, Parker, Sedaghat, Stanage and Tredwell, and Mses. Boehne and Shapira (the Board’s new director nominee), are “independent” from management in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. Additionally, the Board determined that Mr. Valenti, who did not stand for re-election at the Company’s 2024 Annual Meeting of Shareholders, was “independent” from management in accordance with the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. Ms. Finley was previously considered independent; however, she currently serves as our Interim Chief Financial Officer, and due to that role, the Board has determined that she is not independent at this time. Once Ms. Finley’s interim service ends, the Board will reassess whether she qualifies as an independent director depending on the length of her service as Interim Chief Financial Officer and other factors. To be considered independent, the Board must determine that a director does not have any direct or indirect material relationships with the Company and must meet the criteria for independence set forth in the Company’s Corporate Governance Guidelines.

2025 Proxy Statement	I	13

TriMas Corporation
All directors during 2024 attended at least 75%, in aggregate, of the meetings of the Board and all committees of the Board on which they served. All of the current directors who were serving on the Board at the time of the 2024 Annual Meeting of Shareholders attended the 2024 Annual Meeting. All directors are expected to attend all Board meetings, including the annual meeting, and meetings of each committee of which they are a member. In addition to attending Board and committee meetings, directors fulfill their responsibilities by consulting with the President and Chief Executive Officer, and other executives on matters that may affect the Company.
Independent directors hold regularly scheduled executive sessions in which independent directors meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board. For information on how you can communicate with the Company’s non-management directors, see “Communicating with the Board.”
Audit Committee. The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s auditing, accounting and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of the Company’s internal audit function. In addition, the Audit Committee is responsible for (1) selecting the Company’s independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, and compliance with relevant legal and regulatory requirements, (4) annually reviewing the Company’s independent registered public accounting firm’s report describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases and any financial information or earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately and periodically with management, internal auditors and the independent registered public accounting firm, (9) reviewing with the independent auditor any audit problems or difficulties, and management’s responses, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by applicable law or regulation, or by the Board, and (12) reporting regularly to the full Board. See “Report of the Audit Committee.” The Audit Committee’s charter is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page.
Each of the directors on the Audit Committee is financially literate. The Board has determined that Mr. Parker and Mr. Tredwell each qualify as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations, each member on the Audit Committee has the accounting and related financial management expertise required by the Nasdaq listing standards, and each is “independent” from management in accordance with Nasdaq listing standards and the Company’s Corporate Governance Guidelines.
Compensation Committee. The Compensation Committee is responsible for developing and maintaining the Company’s compensation strategies and policies, including (1) reviewing and approving the Company’s overall executive and director compensation philosophy, and the executive and director compensation programs to support the Company’s overall business strategy and objectives, (2) overseeing the management continuity and succession planning process (except as otherwise within the scope of the Governance and Nominating Committee) with respect to the Company’s officers, and (3) preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies.

14	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
The Compensation Committee is responsible for monitoring and administering the Company’s compensation and employee benefit plans, and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board. The Compensation Committee’s charter reflects such responsibilities and is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. Each of the directors on the Compensation Committee is “independent” from management in accordance with Nasdaq listing standards (including those standards particular to Compensation Committee membership) and the Company’s Corporate Governance Guidelines. See also “Compensation Discussion and Analysis - Role of the Compensation Committee,” “Compensation Discussion and Analysis - Input from Management” and “Compensation Discussion and Analysis - Independent Compensation Committee Consultant.” The Compensation Committee is entitled to delegate certain of its responsibilities to subcommittees of the Compensation Committee or other committees of the Board, subject to applicable law. The Compensation Committee may also delegate administrative authority to one or more officers (or one or more agents or advisors), and certain limited equity grant authority to one or more officers, under the terms of the Company’s current equity plan.
Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and nominating individuals qualified to serve as Board members, and recommending directors for each Board committee. Generally, the Governance and Nominating Committee will re-nominate incumbent directors who continue to satisfy its criteria for membership on the Board, who it believes will continue to make important contributions to the Board and who consent to continue their service on the Board.
In recommending candidates to the Board, the Governance and Nominating Committee reviews the experience, mix of skills and other qualities of a nominee to assure appropriate Board composition, after taking into account the current Board members, and the specific needs of the Company and the Board. The Board looks for individuals who have demonstrated excellence in their chosen field, high ethical standards and integrity, and sound business judgment. The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. As required by Nasdaq, the SEC or such other applicable regulatory requirements, a majority of the Board will be comprised of independent directors.
The Governance and Nominating Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Company’s current directors and management. Mr. Shawn S. Sedaghat was recommended to the Governance and Nominating Committee as a candidate for director by non-management directors. Ms. Adrianne W. Shapira was recommended to the Governance and Nominating Committee as a candidate for director by Mr. Sedaghat. The Governance and Nominating Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis to the Secretary of the Company and are in accordance with the Company’s bylaws. The Governance and Nominating Committee will evaluate nominees recommended by shareholders against the same criteria. The Company did not receive any nominations of directors by shareholders for the Annual Meeting. See “How and when may I submit a shareholder proposal or director nomination for the 2026 Annual Meeting?” for more information.
The Governance and Nominating Committee is also responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company and overseeing governance issues.
The Governance and Nominating Committee’s charter is available on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page.

2025 Proxy Statement	I	15

TriMas Corporation
Compensation Committee Interlocks and Insider Participation. Mses. Boehne and Finley and Messrs. Greene, Stanage and Tredwell served on the Company’s Compensation Committee during 2024. No current or prior member of the Compensation Committee during 2024 is or was previously an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Retirement Age and Term Limits. The Corporate Governance Guidelines provide that a director (excluding directors serving on the Board as of February 25, 2013) is expected to submit his or her resignation from the Board at the first annual meeting of shareholders following the director’s 75th birthday. The Board may accept or reject such resignation in its discretion after consultation with the Governance and Nominating Committee. The Board has not established term limits for the directors.
Assessment of Board and Committee Performance. The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively.

16	I	2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Sustainability
The Company’s sustainability mission envisions meeting the needs of the Company’s customers, while conducting business in a socially, economically and environmentally responsible manner to the benefit of current and future generations, thereby creating value for all stakeholders. The Company published its inaugural Sustainability Report in 2020, which highlighted its global sustainability initiatives. Since that time, the Company has increased its commitment toward responsible environmental, social and governance (“ESG”) practices. In 2021, the Company formed the ESG Action Committee, which is comprised of cross-functional leaders across the Company and is responsible for continuous improvement efforts related to sustainability and ESG initiatives, under the guidance of the ESG Steering Committee, which consists of senior management, and the Board’s Governance and Nominating Committee. You can read more about the Company’s sustainable product offerings; initiatives to develop a more diverse workforce; focus on health, safety and environmental matters; commitment to integrity and ethical business conduct; and proactive approach to community involvement and other sustainability efforts, by reviewing the TriMas Sustainability Reports found at www.trimas.com under the “Sustainability” section. The Company released its 2023 Sustainability Update, detailing all of its recent progress, on July 19, 2024. Information on the website, including the TriMas Sustainability Reports, is not incorporated by reference in, and does not form a part of, this proxy statement.

2025 Proxy Statement	I	17

TriMas Corporation
DIRECTOR COMPENSATION
The Compensation Committee is responsible for reviewing director compensation and making recommendations to the Board with respect to that compensation, as appropriate. Meridian Compensation Partners, LLC (“Meridian”) is retained by and reports directly to the Compensation Committee, and advises the Compensation Committee regarding executive and director compensation matters. The Compensation Committee and Board believe that directors should receive a mix of cash and equity over their tenure. The combination of cash and equity compensation is intended to provide incentives for directors to continue to serve on the Board and to attract new directors with outstanding qualifications. Directors may make an annual election to defer receipt of their cash compensation, provided the election is made prior to the fiscal year in which the deferral is effective.
Annual Cash Retainer and Meeting Fees. For 2024, each independent director who served for the entirety of 2024 received an annual cash retainer of $100,000. The chair of the Board and of each of the Audit, Compensation, and Governance and Nominating Committees received an additional annual cash retainer in the amounts of $100,000, $20,000, $15,000 and $10,000, respectively. Mr. Valenti earned a pro-rated portion of the 2024 cash retainer and chairman retainer based on his Board service end date in 2024. Mr. Parker earned a pro-rated portion of the 2024 chairman retainer based on his chairman effective date in 2024.
The Company operates a director retainer share election program to permit directors to make an annual election to receive unrestricted stock or cash for deferred compensation for Board service in lieu of cash at the time payment is made each quarter. For 2024, two independent directors (Mses. Boehne and Finley) elected to defer receipt of their cash Board compensation.
Equity Compensation. As part of the independent directors’ annual compensation package, each independent director also receives an annual grant of restricted stock units with a grant date fair market value of approximately $100,000, with each grant generally subject to the director’s continued service on the Board for a one-year vesting period. In March 2024, the Company made the annual grant to each of the current independent directors on the same terms.
Director Stock Ownership. We have established stock ownership guidelines for our independent directors to more closely tie their interests to those of shareholders. In 2024, the Board increased these guidelines to require that all such directors must own, within five years after initial election to the Board as an independent director, shares of Company stock having a value equal to five times their annual cash retainer (excluding any additional retainers for Board and committee chair service). Under the previous guidelines, this requirement was three times their annual cash retainer. Directors have an additional five years from the time of this increase to satisfy the heightened requirement. Unrestricted stock and service-based restricted stock units are counted toward fulfillment of this ownership requirement. As of December 31, 2024, each independent director was in compliance or on a path to timely compliance with his or her stock ownership requirement. If an independent director does not meet the stock ownership guidelines, the Compensation Committee may consider such fact in determining the award of future equity awards to such director.
Indemnification. The Company has entered into indemnification agreements with each of its directors. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Other. The Company reimbursed all directors for expenses incurred in attending Board and committee meetings in 2024. The Company does not provide any perquisites to directors.

18	I	2025 Proxy Statement

DIRECTOR COMPENSATION
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Samuel Valenti III(3)	90,860	99,991	190,851
Holly M. Boehne	100,000	99,991	199,991
Teresa M. Finley	115,000	99,991	214,991
Jeffrey M. Greene	100,000	99,991	199,991
Herbert K. Parker(4)	182,912	99,991	282,903
Nick L. Stanage	100,000	99,991	199,991
Daniel P. Tredwell	110,000	99,991	209,991
Jeffrey A. Fielkow	100,000	99,991	199,991
(1)	Mses. Boehne and Finley elected to defer 100% of their 2024 fees earned as permitted under the Company’s director retainer share election program.
(2)
The amounts in this column reflect the grant date fair value (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718) of the service-based restricted stock units granted to our non-employee directors during 2024. Mses. Boehne and Finley, and Messrs. Valenti, Greene, Parker, Stanage, Tredwell and Fielkow, each received 4,068 restricted stock units effective on March 14, 2024. These awards were granted under the Company’s 2023 Equity and Incentive Compensation Plan and generally vest one year from the date of grant.

(3)
Mr. Valenti stepped down from the Board effective May 14, 2024, due to his retirement. As a result, his outstanding restricted stock units vested in full and his cash retainer and chairman retainer were pro-rated for 2024.

(4)	Mr. Parker was elected as Chair of the Board effective May 14, 2024. As a result, his 2024 chairman retainer was pro-rated.
The table below sets forth as to each non-employee director the aggregate number of restricted stock units outstanding as of December 31, 2024. As of such date, none of our non-employee directors held any stock options or stock awards other than restricted stock units.

Name	Stock Awards
Samuel Valenti III	—
Holly M. Boehne	4,068
Teresa M. Finley	4,068
Jeffrey M. Greene	4,068
Herbert K. Parker	4,068
Nick L. Stanage	4,068
Daniel P. Tredwell	4,068
Jeffrey A. Fielkow	4,068
Corporate Governance
The Board has adopted Corporate Governance Guidelines, a copy of which may be found on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation and access to the Board. The Governance and Nominating Committee is responsible for overseeing and reviewing these guidelines, and recommending any changes to the Board.
Code of Conduct. We have a Code of Conduct that applies to all directors and all employees, including the Company’s principal executive officer, principal financial officer and other persons performing similar executive management functions. The Code of Conduct is posted on the Company’s website, www.trimas.com, in the Corporate Governance subsection of the Investors page. All amendments to the Company’s Code of Conduct, if any, will also be posted on the Company’s website, along with all waivers, if any, of the Code of Conduct involving senior officers.

2025 Proxy Statement	I	19

TriMas Corporation
A copy of the Company’s committee charters, Corporate Governance Guidelines and Code of Conduct will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices: TriMas Corporation, Attention: General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Insider Trading Policy. We have an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, and have implemented processes applicable to the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.
Communicating with the Board
Any shareholder or interested party who desires to communicate with the Board or any specific director, including the chair, non-management directors or committee members, may write to: TriMas Corporation, Attention: Board of Directors, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304.
Depending on the subject matter of the communication, management will:
•	Forward the communication to the director or directors to whom it is addressed (matters addressed to the chair of the Audit Committee will be forwarded unopened directly to the Audit Committee chair);
•
Attempt to handle the inquiry directly where the communication does not appear to require direct attention by the Board or an individual member (e.g., the communication is a request for information about the Company or is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.
To submit concerns regarding accounting matters, shareholders and other interested persons may also call the Company’s toll-free, confidential hotline number published at www.trimas.com in the Corporate Governance subsection of the Investors page, in the document entitled Code of Conduct. Concerns may be expressed on a confidential and anonymous basis.
Communications made through the confidential hotline number are reviewed by the Audit Committee at each non- earnings Audit Committee meeting; other communications will be made available to directors at any time upon their request.

20	I	2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with the independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding as determined by the Audit Committee from the Company for such advice and assistance.
The Company’s management is primarily responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of reporting those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024, with the Company’s management;
2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

4.
Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board.
The Audit Committee
Herbert K. Parker, Chair
Jeffrey A. Fielkow
Teresa M. Finley(1)
Daniel P. Tredwell
(1)	In March 2025, Teresa M. Finley stepped down from the Audit Committee.

2025 Proxy Statement	I	21

TriMas Corporation
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
The Audit Committee has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2025. Deloitte served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement.
The appointment of Deloitte as the independent registered public accounting firm for the Company is being presented to the shareholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy, provided that a quorum of at least a majority of the outstanding shares are present or represented at the meeting. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the matter. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, unless specified otherwise.
Fees Paid to Independent Auditor
The following table presents fees billed by Deloitte for professional services rendered related to the audits of the Company’s annual financial statements for the years ended December 31, 2024, and 2023, respectively, and fees for other services rendered during those periods.

	2024 ($)	2023 ($)
Audit Fees	1,761,500	1,350,000
Audit-related Fees	—	—
Tax Fees	516,500	300,000
All Other Fees	—	—
Total	2,278,000	1,650,000
Audit Fees
Audit fees include fees billed for the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements. Statutory audit fees billed were approximately $0.2 million and zero for 2024 and 2023, respectively.

22	I	2025 Proxy Statement

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tax Fees
The Company engages Deloitte to assist with its U.S. tax compliance reviews. In addition, tax fees in 2024 and 2023 include amounts for various tax deduction and assessment projects. Except for the amounts disclosed above, there were no tax fees billed by Deloitte during 2024 or 2023, as the Company retained another firm to provide tax advice.
The Audit Committee has determined that the rendering of all non-audit services by Deloitte in 2024 and in 2023 is compatible with maintaining auditor independence.
We have been advised by Deloitte that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by Deloitte, our independent auditor in 2024 and 2023, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre- approval policies.
The Audit Committee’s policies permit the Company’s independent accountants, Deloitte, to provide audit-related services, tax services and non-audit services to the Company, subject to the following conditions:
1.	Deloitte will not be engaged to provide any services that may compromise its independence under applicable laws and regulations, including rules and regulations of the SEC and the PCAOB;
2.	Deloitte and the Company will enter into engagement letters authorizing the specific audit-related services or non-audit services, and setting forth the cost of such services;
3.
The Company is authorized, without additional Audit Committee approval, to engage Deloitte to provide (a) audit- related and tax services, including due diligence and tax planning related to acquisitions where Deloitte does not audit the target company, to the extent that the cost of such engagement does not exceed $250,000, (b) due diligence and tax planning related to acquisitions where Deloitte audits the target company, to the extent the cost of such engagement does not exceed $20,000, and (c) services not otherwise covered by (a) or (b) above to the extent the cost of such engagements does not exceed $150,000; provided, however, that the aggregate amount of all such engagements under (a), (b) and (c) may not exceed $350,000 in any calendar quarter; and

4.	The Chair of the Audit Committee will be promptly notified of each engagement and the Audit Committee will be updated quarterly on all engagements, including fees.

2025 Proxy Statement	I	23

TriMas Corporation
PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote to approve the compensation paid to our NEOs as disclosed in this proxy statement. This advisory vote is commonly known as a “Say-on-Pay” vote. At the 2023 Annual Meeting of Shareholders, a majority of the votes cast on a proposal regarding the frequency for future Say-on-Pay votes approved the Board’s recommendation to hold future Say-on-Pay votes on an annual basis. The Company adopted an annual Say-on-Pay vote program in 2023 after considering these voting results. The last Say-on-Pay vote took place at the 2024 Annual Meeting of Shareholders, during which we received approximately 85% approval of our Say-on-Pay resolution.
At its first meeting held after our 2024 Say-on-Pay vote, the Compensation Committee reviewed the voting results described above. After taking into consideration the substantial level of support expressed by our shareholders for the executive compensation program for our then-NEOs, the Compensation Committee decided to continue to apply the same guiding philosophy and principles to subsequent decisions and when adopting subsequent policies regarding NEO compensation. No changes have been made to our executive compensation program specifically in reaction to the 2024 Say-on-Pay vote. The Compensation Committee has also continued to monitor voting policy changes adopted by our institutional shareholders and their advisors since the 2024 Say-on-Pay vote, and expects to continue to take those voting policies into account when considering changes to our executive compensation program.
2024 Compensation Program Highlights
As described in the Compensation Discussion and Analysis within this proxy statement, our NEOs are rewarded when defined financial and operational performance results are achieved and when value is created for our shareholders. Our Compensation Committee believes that our compensation program is effective in implementing our executive compensation philosophy and establishing a link between compensation and shareholder interests.
Highlights of our compensation program include the following:
•
A substantial percentage of each NEO’s target total direct compensation is variable and consists of incentives that can be earned for achieving annual and long-term performance goals. Our program is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests;

•	Each year, the Compensation Committee establishes performance measures intended to focus executives on the most important Company objectives;
•
In determining the compensation components for each NEO for 2024, the Compensation Committee generally focused on market values around the size-adjusted median of our peer group and survey data. The market information is considered a reference point rather than policy for reviewing competitiveness;

24	I	2025 Proxy Statement

PROPOSAL 3 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
•	Our expectations for stock ownership align executives’ interests with those of our shareholders and all of the NEOs are in compliance with our stock ownership guidelines;
•
The Company’s Nasdaq-compliant clawback policy requires the Compensation Committee to recoup or rescind variable compensation to executives, including NEOs, under certain situations, involving the restatement of financial results;

•	Our Compensation Committee has retained an independent compensation consultant to advise it with respect to executive and non-employee director compensation matters;
•	We do not have employment agreements with our executives;
•	We do not permit “underwater” stock options or stock appreciation rights to be repriced without shareholder approval;
•
The Company’s anti-hedging policy prohibits our directors and the Company’s executives, including NEOs, from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Common Stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and

•	The Company’s anti-pledging policy prohibits our directors and the Company’s executives, including NEOs, from pledging with respect to the Company’s Common Stock.
Shareholder Support
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative and other disclosures in this proxy statement.”
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and Board value the opinions of our shareholders and expect to consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs. The next Say-on-Pay vote is expected to be held at our 2026 Annual Meeting of Shareholders.

2025 Proxy Statement	I	25

TriMas Corporation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:
•	Each person known by us to beneficially own more than 5% of the Common Stock;
•	Each of the Company’s directors and director nominees;
•	Each of the NEOs; and
•	All of the Company’s directors and executive officers as a group.
The percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares (1) voting power, which includes the power to vote or to direct the voting of the security, (2) investment power, which includes the power to dispose of or to direct the disposition of the security, or (3) rights to acquire Common Stock that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the Record Date. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. As of the Record Date, the Company had 40,716,445 shares outstanding.

	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	4,258,456	10.5%
Trend International Holding AG(2) Wiesenstrasse 9, Zurich, V8, 8008	4,170,667	10.2%
Bank of America Corp.(3) 100 N. Tryon St., Charlotte, NC 28255	3,330,611	8.2%
BlackRock, Inc.(4) 50 Hudson Yards, New York, NY 10001	3,133,874	7.7%
Allspring Global Investments Holdings, LLC(5) 1415 Vantage Park Dr., 3rd Floor, Charlotte, NC 28203	3,069,777	7.5%
Pzena Investment Management LLC(6) 320 Park Ave., 8th Floor, New York, NY 10022	2,552,767	6.3%
Dimensional Fund Advisors LP(7) 6300 Bee Cave Rd., Bldg. One, Austin, TX 78746	2,513,479	6.2%
Wellington Management Group LLP(8) 280 Congress St., Boston, MA 02210	2,393,786	5.9%
Grupo Da-Zen, S.L.U.(9) Travesía de la Industria 20, Avilés, 33401 Asturias, Spain	2,061,420	5.1%
Thomas A. Amato(10)	307,723	—%
Holly M. Boehne(10)	29,493	—%
Jeffrey A. Fielkow(10)	11,013	—%
Teresa M. Finley(10)	58,491	—%
Jeffrey M. Greene(10)	20,628	—%
Scott A. Mell(10)	21,868	—%

26	I	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

	Shares Beneficially Owned
Name and Beneficial Owner	Number	Percentage
Herbert K. Parker(10)	69,909	— %
Jodi F. Robin(10)	30,979	—%
Shawn S. Sedaghat(11)	5,071,641	12.5%
Adrianne W. Shapira(10)	—	—%
Nick L. Stanage(10)	51,000	—%
Jill S. Stress(10)	38,617	—%
Daniel P. Tredwell(10)	60,248	—%
All current executive officers and directors as a group (13 persons)(10)	5,771,610	14.2%
(1)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 13, 2024, by Vanguard Group, Inc. (“Vanguard Group”). As of December 29, 2023, Vanguard Group had sole voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 4,189,058 shares of Common Stock, shared voting power with respect to 27,216 shares of Common Stock, and shared dispositive power with respect to 69,398 shares of Common Stock.

(2)
Information contained in the columns above and this footnote is based on a report on Schedule 13D/A filed with the SEC on March 12, 2025, by Trend International Holding AG (“Trend International”) and Shawn Sedaghat, the Chairman of the Board of Trend International. As of March 10, 2025, Trend International had sole voting and dispositive power with respect to zero shares of Common Stock and shared voting and dispositive power with respect to 4,170,667 shares of Common Stock.

(3)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2025, by Bank of America Corp. (“Bank of America”). As of December 31, 2024, Bank of America beneficially owned 3,330,611 shares of Common Stock, including sole voting and dispositive power with respect to zero shares of Common Stock, shared voting power with respect to 3,328,648 shares of Common Stock, and shared dispositive power with respect to 3,048,762 shares of Common Stock.

(4)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc. (“BlackRock”). As of December 31, 2023, BlackRock had sole voting power with respect to 3,050,213 shares of Common Stock and sole dispositive power with respect to 3,133,874 shares of Common Stock.

(5)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 12, 2024, by Allspring Global Investments Holdings, LLC (“AGIH”), Allspring Global Investments, LLC (“AGI”) and Allspring Funds Management, LLC (“AFM”). As of December 31, 2023, AGIH, AGI and AFM had (i) sole voting power with respect to 2,969,384, 455,469 and 2,513,915 shares of Common Stock, respectively; and (ii) sole dispositive power with respect to 3,069,777, 3,066,569 and 3,208 shares of Common Stock, respectively.

(6)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on February 9, 2024, by Pzena Investment Management, LLC. (“Pzena”). As of December 31, 2023, Pzena had sole voting power with respect to 2,077,440 shares of Common Stock and sole dispositive power with respect to 2,552,767 shares of Common Stock.

(7)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP (“Dimensional Fund”). As of December 29, 2023, Dimensional Fund had sole voting power with respect to 2,469,885 shares of Common Stock and sole dispositive power with respect to 2,513,479 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940.

(8)
Information contained in the columns above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 8, 2024, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (“Wellington”). As of December 29, 2023, Wellington had shared voting power with respect to 2,355,142 shares of Common Stock and shared dispositive power with respect to 2,393,786 shares of Common Stock

(9)
Information contained in the columns above and this footnote is based on a report on Schedule 13G filed with the SEC on May 28, 2024, by Grupo Da-Zen, S.L.U. (“Grupo Da-Zen”). As of May 3, 2024, Grupo Da-Zen had sole voting and dispositive power with respect to zero shares of Common Stock and shared voting and dispositive power with respect to 2,061,420 shares of Common Stock.

(10)
Each director and director nominee, except for Mr. Sedaghat, and NEO owns less than one percent of the outstanding shares of the Common Stock and securities authorized for issuance under equity compensation plans.

(11)
Includes the 4,170,667 shares of Common Stock identified in footnote (2) above. Mr. Sedaghat may be deemed to beneficially own the 4,170,667 shares of Common Stock held by Trend by virtue of the fact that Mr. Sedaghat is the Chairman of the Board of, and controls, Trend. Also includes 900,974 shares of Common Stock held by Swan Family Office, LLC (“Swan Family Office”). Mr. Sedaghat may be deemed to beneficially own the 900,974 shares of Common Stock held by Swan Family Office by virtue of the fact that Mr. Sedaghat is the Managing Member of Swan Family Office. As of the Record Date, Mr. Sedaghat had sole voting and dispositive power with respect to zero shares of Common Stock and shared voting and dispositive power with respect to 5,071,641 shares of Common Stock.

2025 Proxy Statement	I	27

TriMas Corporation
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)) (c)
Equity compensation plans approved by security holders	1,163,558	$—	1,733,666
Equity compensation plans not approved by security holders	—	—	—
(1)	The number of shares reported may overstate dilution due to the inclusion of performance-based awards.
(2)	Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)	As of December 31, 2024, includes shares available for future issuance under the 2023 Equity and Incentive Compensation Plan, including for awards other than options and rights.

28	I	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
Executive Officers
Officers of the Company serve at the pleasure of the Board.
As previously disclosed, on March 14, 2025, Scott A. Mell tendered his resignation as the Chief Financial Officer and as an employee of the Company, effective March 20, 2025. On March 19, 2025, the Board appointed Teresa M. Finley, a member of the Board, as the Company’s Interim Chief Financial Officer (“Interim CFO”), effective as of March 20, 2025. In connection with her appointment as Interim CFO, Ms. Finley will continue to serve as a member of the Board, but stepped down as a member of the Board’s Audit Committee and Compensation Committee.

Name	Age	Title
Thomas A. Amato	61	Director, President and Chief Executive Officer
Teresa M. Finley	63	Interim Chief Financial Officer
Jill S. Stress	47	Chief Human Resources Officer
Jodi F. Robin	44	General Counsel and Secretary
Thomas A. Amato. Business experience provided under “Director and Director Nominees.”
Teresa M. Finley. Business experience provided under “Director and Director Nominees.”
Jill S. Stress. Ms. Stress was appointed the Company’s Chief Human Resources Officer in April 2023. Ms. Stress joined the Company in 2009 and was formerly the Company’s Director of Compensation and Benefits. Prior to joining the Company, Ms. Stress was the Manager of Benefits, Compensation, Human Resources Systems at Behr America.
Jodi F. Robin. Ms. Robin was appointed the Company’s General Counsel and Secretary in April 2021. Ms. Robin joined the Company in 2010 as Associate General Counsel and was promoted to Deputy General Counsel in 2014. Prior to joining the Company, Ms. Robin was an attorney with Reed Smith LLP in Chicago, Illinois.

2025 Proxy Statement	I	29

TriMas Corporation
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the executive compensation program in place at the Company for our NEOs for 2024, which NEOs are:
(1)	Thomas A. Amato - President and Chief Executive Officer;
(2)	Scott A. Mell - Former Chief Financial Officer;
(3)	Jodi F. Robin - General Counsel & Secretary; and
(4)	Jill S. Stress - Chief Human Resources Officer.
2025 Executive Transitions
Mr. Amato has served as our President and Chief Executive Officer since July 2016. In January 2025, we and Mr. Amato agreed to Mr. Amato’s transition from his current role. Mr. Amato will remain with the Company through June 30, 2025, and will remain President and Chief Executive Officer until the earlier of that departure or the appointment of his successor. If Mr. Amato’s successor is appointed before June 30, 2025, Mr. Amato will transition at that time to non-executive employment with the Company as a special advisor to assist his successor with transition matters until June 30, 2025 (“Special Advisor Service”). On June 30, 2025, Mr. Amato’s employment with the Company will end in a manner triggering CEO-level compensation and benefits under Section 1 of the Company’s Executive Severance/ Change in Control Policy, dated August 11, 2021 (the “Executive Severance Policy”). We refer to Mr. Amato’s transition from the Company as the “CEO Transition,” and on January 4, 2025, we entered into a Transition and Separation Agreement with Mr. Amato to memorialize the terms of the CEO Transition. In addition, on March 14, 2025, Scott A. Mell tendered his resignation as the Chief Financial Officer and as an employee of the Company, effective March 20, 2025. On March 19, 2025, the Board appointed Teresa M. Finley, a member of the Board, as the Company’s Interim CFO, effective as of March 20, 2025. In connection with her appointment as Interim CFO, Ms. Finley will continue to serve as a member of the Board, but stepped down as a member of the Board’s Audit Committee and Compensation Committee.
Your understanding of our executive compensation program is important to the Company. The goal of this CD&A is to explain:
•	Our compensation philosophy and objectives for our NEOs in 2024;
•	The respective roles of our Compensation Committee (the “Committee”), the Committee’s external executive compensation consultant and management in the 2024 executive compensation process;
•	The key components of our 2024 executive compensation program and the successes and achievements our program is designed to reward;
•	How the decisions we made in the 2024 executive compensation process align with our executive compensation philosophy and objectives; and
•	How our NEOs’ 2024 compensation aligned with both our financial and operational performance and our shareholders’ long-term investment interests.

30	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
2024 Executive Summary
Philosophy and Objectives of Executive Compensation Program
Our executive compensation philosophy is to structure programs that will pay for performance, align with shareholder interests and attract and retain key leaders. The Company attempts to achieve its philosophy and objectives by establishing performance criteria for its executive officers where a significant portion of the opportunity for compensation is tied to annual (short-term) and long-term Company strategy and corresponding results. Our objectives are to align our executives’ compensation interests with the investment interests of our shareholders and encourage our executives to make decisions that will increase shareholder value over the longer-term. Our programs are designed to attract, retain and motivate executives who make substantial contributions to Company performance.
2024 Business Overview
TriMas designs, develops and manufactures a diverse set of products primarily for the consumer products, aerospace & defense and industrial markets through market leading brands and reports its results in the Packaging, Aerospace and Specialty Products segments. With approximately 3,900 employees in 13 countries, our wide range of innovative products are designed and engineered to solve application-specific challenges that our customers face. We believe our businesses share important and distinguishing characteristics, including: well-recognized brand names in the markets we serve; innovative product technologies and features; a high degree of customer-approved processes and qualified products; strong cash flow conversion characteristics; long-term growth opportunities; and a commitment to sustainability.
During 2024, we, like many others, navigated ongoing challenges, including cost inflation and continued fluctuating customer demand in certain product lines. After approximately one year of customer destocking impacting many of our dispensing and closure products, demand began to rebound within TriMas Packaging in early 2024, at times increasing above installed capacity for certain products, which in turn, affected manufacturing costs and efficiency. One of our largest industrial product lines, steel cylinders, also experienced demand volatility, transitioning from record-high order rates in early 2023 to a year of substantial destocking. Despite these challenges, we closed 2024 with strong organic sales growth within our Packaging and Aerospace groups, partially offset by a significant sales decline in the Specialty Products segment, primarily due to market inventory adjustments compared to the prior year. Within our Packaging group, we have taken actions to drive sustained growth and continuous improvement in 2025. Meanwhile, our TriMas Aerospace group achieved record levels of bookings and enhanced margins. In our Specialty Products segment, we took significant cost reduction actions during 2024 to better align with demand in our Norris Cylinder business. As a result, we believe we are well-positioned to deliver stronger performance as the market recovers.
Throughout 2024, we worked closely with our customers to understand their longer-term demand needs, while implementing operational improvements and adjusting our cost structure where feasible—laying a strong foundation for 2025. Additionally, we continued investing in key functional capabilities essential for our future growth, prioritizing innovation, sustainable solutions and digital transformation. At the same time, we returned more than 2% of capital to our shareholders between share buybacks and quarterly dividends in 2024, reinforcing our commitment to a balanced capital allocation strategy while maintaining a strong balance sheet. Throughout the year, TriMas also made significant strides in our sustainability initiatives, demonstrating our ongoing commitment to driving positive societal impact and environmental stewardship.
During 2024, the management team achieved the following results:
•	Reported net sales of $925.0 million, an increase of 3.5% compared to 2023;
•	Increased TriMas’ Aerospace group net sales by 21.9% to $294.2 million, while improving full-year 2024 operating profit to $33.8 million, as compared to $15.5 million in 2023;

2025 Proxy Statement	I	31

TriMas Corporation
•	Increased TriMas’ Packaging group net sales by 10.5% to $512.3 million, while improving full-year 2024 operating profit to $68.1 million, as compared to $60.1 million in 2023;
•
Continued to integrate and grow our 2023 acquisitions of Aarts Packaging B.V., a luxury packaging solutions provider for beauty and lifestyle brands within TriMas Packaging, and Weldmac Manufacturing Company, a designer and manufacturer of complex metal fabricated components and assemblies for the aerospace, defense and space launch markets within TriMas Aerospace;

•	Worked diligently on the divestiture of Arrow Engine within Specialty Products, which was completed in January 2025, to thereby exit our direct presence in the oil and gas market sector;
•	Reduced fixed costs within Specialty Products, specifically the Norris Cylinder business, to position the Company for better conversion in 2025;
•	Reported lower 2024 net income and diluted earnings per share as compared to 2023, primarily as a result of the lower sales and related absorption of fixed costs in Specialty Products;
•	Reported annual cash flows from operating activities of $63.8 million compared to $88.2 million in 2023;
•
Ended 2024 with $23.1 million of cash on hand, $239.8 million of cash and available borrowing capacity under its revolving credit facility, and a net leverage ratio of 2.6x as defined in the Company's credit agreement, even after taking into account prior acquisitions, dividends and share repurchases;

•	Paid dividends of $0.04 per share of TriMas Common Stock each quarter during 2024, totaling $6.6 million;
•	Repurchased 771,067 shares of outstanding TriMas Common Stock for $19.3 million, and reduced shares outstanding by approximately 1.5% during the year on a net basis; and
•	Enhanced our commitment toward responsible environmental, social and governance (ESG) practices, including adding resources and making investments toward our efforts.
Throughout 2024, we took proactive steps to strengthen the foundation for our businesses and position us well for the future, including continued investments in commercial and technical resources and systems, advancements in automation and production efficiency, and the development of innovative and sustainable products. Looking ahead, we remain focused on executing our growth strategy by leveraging the TriMas Business Model, accelerating organic expansion through innovation, and enhancing our market position through strategic bolt-on acquisitions. At the same time, as announced on February 10, 2025, the Board remains committed to its continued review of portfolio actions to maximize shareholder value.

32	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Executive Compensation Best Practices
We engage in executive compensation practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. A summary of what we do and do not do in that regard follows.
Effective Corporate Governance Reinforces Our Compensation Program

	WHAT WE DO		WHAT WE DON’T DO
✔
Pay for Performance

We tie pay to performance. A significant portion of standard NEO pay is not guaranteed but is generally conditioned upon the achievement of predetermined financial goals related to corporate performance
✘
No Employment Contracts

We do not have employment contracts with our NEOs (although we have entered into a Transition and Separation Agreement with Mr. Amato regarding the CEO Transition, as described above and again below).

✔	Mitigate Undue Risk Our compensation practices are designed to discourage excessive risk-taking as related to performance and payout under our compensation programs.	✘	No Excise Tax Gross-Ups Upon Change in Control We do not provide for excise tax gross-ups on change in control payments.
✔	Reasonable Executive Severance/Change in Control Benefits Our post-employment and change in control severance benefits are designed to be consistent with competitive market practice.	✘
No Repricing Underwater Stock Options or Stock Appreciation Rights Without Shareholder Approval

We do not permit underwater stock options or stock appreciation rights to be repriced without shareholder approval.

✔
Stock Ownership Guidelines

Our guidelines for stock ownership align executives’ interests with those of our shareholders. Mr. Amato has exceeded his stock ownership requirement, and we view all other NEOs as on a path to timely compliance.
✘
No Hedging Transactions, Short Sales or Pledging

Our policies prohibit executives, including NEOs and directors from engaging in hedging, short sales or pledging with respect to the Company’s Common Stock.

✔
Regular Review of Share Utilization

We evaluate share utilization by reviewing the dilutive impact of equity compensation on our shareholders and the aggregate shares awarded annually as a percentage of total outstanding shares.
		✘	No dividend payments on unvested or unearned RSUs and PSUs Our grant agreements provide for dividend equivalent payments only upon distribution of vested and earned awards.
✔
Review Tally Sheets

The Committee reviews tally sheets for our NEOs to ensure they have a clear understanding of the impact of various decisions, including possible payments under various termination scenarios, prior to making annual executive compensation decisions.

✔
Double Trigger Change in Control Severance Benefits

Our Executive Severance/Change in Control Policy provides for payment of cash severance and vesting of equity awards after a change in control only if an executive experiences a qualifying termination of employment within a limited period following the change-of-control.

✔	Independent Compensation Consulting Firm The Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

2025 Proxy Statement	I	33

TriMas Corporation
Summary of Key Compensation Decisions and Outcomes for 2024
The key decisions the Committee made for 2024 are summarized below and discussed in greater detail in the remainder of this CD&A.
Base Salary Adjustments
The Committee approved a 5.0% base pay increase for Mr. Amato, a 9.6% base pay increase for Mr. Mell, a 12.7% base pay increase for Ms. Robin and a 16.4% base pay increase for Ms. Stress.
Effective April 1, 2024, the Company terminated its Flexible Cash Allowance Policy which had provided a quarterly cash allowance in lieu of other Company-provided perquisites to Mr. Mell and Mses. Robin and Stress. As a result, the Committee approved increasing participating NEO salaries by the $25,000 annual cash allowance amount, which is included in the total 2024 base pay increases.
Short-Term Incentive Program
•
For fiscal year 2024, the short-term incentive program (“STI”) for our NEOs was subject to the following performance measures and weightings to evaluate and determine final payouts for the year: Company operating profit at 70%, and Company cash flow at 30%.

•	The target incentive award percentages for Messrs. Amato and Mell and Mses. Robin and Stress remained unchanged from 2023.
•	Based on Company performance, the 2024 STI payout was earned at 0% of target for each of our NEOs.
Long-Term Incentive Program
In 2024, the Committee granted performance stock units (“PSUs”) and/or service-based restricted stock units (“RSUs”) to the NEOs. The Committee approved a $125,000 annual LTI increase for Mr. Mell, a $45,000 annual LTI increase for Ms. Robin and a $5,000 annual LTI increase for Ms. Stress. Mr. Amato’s annual LTI award remained unchanged from 2023.
For Mr. Amato, PSUs accounted for 60% and RSUs accounted for 40% of his total long-term incentive (“LTI”) target award value. For Mr. Mell, Ms. Robin and Ms. Stress, their LTI target award value was allocated equally between these two vehicles. All awards earned will be settled in shares. Specifically:
•
In March 2024, the Committee approved RSU and PSU awards to the NEOs. The RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. The PSUs are subject to a performance period of 36 months and cliff vesting at the end of the performance period. These PSU awards are subject to Cash Return on Net Assets (“Cash RONA”) and Earnings Per Share Cumulative Average Growth Rate (“EPS CAGR”) performance measures, with a Relative Total Shareholder Return (“RTSR”) modifier, as further described below;

•
For previously granted PSUs, the March 11, 2022 PSU award performance period was completed at the end of 2024. Based on performance results for the applicable RTSR and EPS CAGR metrics, threshold performance levels were not met and the PSUs were forfeited.

Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment.

34	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Results and Consideration of 2024 Shareholder Say-on-Pay Vote
At the Annual Meeting of Shareholders held on May 14, 2024, we received approximately 85% approval of our Say- on-Pay resolution.
In light of this vote outcome, which was considered by the Committee in its first meeting following the 2024 Annual Meeting of Shareholders, as well as the Committee’s ongoing program evaluation, the Committee views its 2024 decisions regarding various aspects of the compensation program as consistent with the overall philosophy and structure of the program that has been supported by our shareholders. As a result, the Committee did not make any changes to the executive compensation program for 2024 that were based specifically on the results of our 2024 Say-on-Pay vote.
A majority of the shareholders who voted on the frequency for future Say-on-Pay votes at the 2023 Annual Meeting of Shareholders approved annual advisory Say-on-Pay votes. In alignment with the shareholder recommendation, an advisory vote on the Company’s NEO compensation is currently expected to be submitted to shareholders for vote at each annual meeting. The next advisory Say-on-Pay vote is expected to be held in 2026.
2024 Executive Compensation Program Description
Overview of Key 2024 Program Elements
Each year, our Committee works closely with the Company’s leadership to refine our executive compensation program, to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.
Pay for Performance
In a typical year, a meaningful percentage of each NEO’s target total direct compensation is variable, consisting of STI awards and LTI awards. The actual amounts realized from the incentive awards depend on performance results, consistent with our belief that a substantial percentage of each NEO’s compensation should be tied to Company performance. The charts below reflect information for all reported NEOs. The mix of target compensation for 2024 for Mr. Amato and the average for the other NEOs are as follows:

2025 Proxy Statement	I	35

TriMas Corporation
The main elements of our compensation structure and how each supports our compensation philosophy and objectives are summarized in the following chart:

Principal 2024 Compensation Elements
	Element	Description	Performance Consideration	Primary Objectives
Fixed	Base Salary	Fixed compensation component payable in cash, reviewed annually and subject to adjustment	Based on level of responsibility, experience, knowledge and individual performance	Attract and retain

Variable	Short-Term Incentive Program	Short-term incentive payable based on performance against annually established goals	Measured by Company or Company and segment performance, oriented toward short- term financial goals	Promote achievement of short-term financial goals aligned with shareholder interests

Variable	Long-Term Incentive Program	Equity based awards consisting of a mix of RSUs and PSUs	Creation of shareholder value and realization of medium and long-term financial and strategic goals	Create alignment with shareholder interests and promote achievement of longer- term financial and strategic objectives

Fixed	Retirement and Welfare Benefits	Retirement plans, health care and insurance benefits	Indirect - executive must remain employed to be eligible for retirement and welfare benefits	Attract and retain
Role of the Compensation Committee
The Board-designed governance process expressly delegates to the Committee the responsibility to determine and recommend to the Board Mr. Amato’s compensation, as well as exclusively make all decisions regarding compensation for other executive officers, which generally encompasses all of our NEOs on an annual basis.
The Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the Committee makes. Although the Committee does have responsibility for Board compensation matters, all such decisions are subject to full Board approval. The Board and Committee recognize the importance of executive compensation decisions to the management and shareholders of the Company.
The role of the Committee is to oversee compensation and benefit plans and policies, review and approve equity grants and administer share-based plans, and review and approve annually all compensation decisions relating to the Company’s directors (which decisions are subject to Board approval) and executive officers, including Mr. Amato. See “Summary of Key Compensation Decisions and Outcomes for 2024” for a summary of Committee decisions and outcomes during 2024.

36	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Input from Management
Certain senior executives provide information used by the Committee in the compensation decision-making process. Specifically, Mr. Amato provides input to the Committee regarding corporate and division performance goals and results. He also reviews with the Committee the performance of the executive officers who report directly to him and makes recommendations to the Committee regarding their compensation.
When the Committee makes NEO pay decisions, the Committee carefully considers management’s input, but is not bound by its recommendations in making its final pay program decisions.
Independent Compensation Committee Consultant
Meridian, as the Committee’s external executive compensation consulting firm, is retained by and reports directly to the Committee.
The use of an outside consultant is an important component of our compensation setting process, as it enables the Committee to make informed decisions based on market data and best practices. Representatives from Meridian attend Committee meetings, meet with Committee members in executive session and consult with the Committee to provide input with regard to executive compensation based on the Committee’s assessment of performance.
Meridian has no affiliations with any of the NEOs or members of the Board other than in its role as an outside consultant. The Committee has been advised that Meridian has in place policies and procedures designed to prevent conflicts of interest and after applying such policies and procedures, determined that no conflict of interest existed in performing consulting services for the Company. Meridian does not provide any other services to the Company. All work performed by Meridian, whether with the Committee directly or with management at the direction of the Committee, requires pre-approval by the chair of the Committee. The Committee has assessed the independence of Meridian, as required under Nasdaq listing rules.
In 2024, Meridian assisted the Committee in evaluating and approving its peer group used to assess executive and director compensation, provided insight into market practices with respect to short- and long-term incentive plan designs (including vehicles, metrics and annual equity usage), and advised on the changing landscape of regulatory and disclosure requirements. Additionally, Meridian worked with the Committee to determine market competitive CEO and other NEO compensation opportunities based on information gleaned from SEC filings of similarly-sized peer companies and survey data.
Factors Considered when Determining Compensation Levels
The Committee annually reviews a comparative peer group to help ensure it remains reasonable for use for assessing competitive compensation practices. The Committee takes into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer companies. The peer group is comprised of companies in comparable ranges of revenue, market capitalization and a ratio of revenue to market capitalization, as well as similar reasonable alignment with TriMas’ profile. The yearly review and selection of peer companies is intended to help ensure that the data used for evaluating executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change.
In its annual review of the appropriateness of our peer group, the Committee determined changes were necessary for the 2024 peer group. Due to mergers and acquisitions activity, and a review of comparable industry profiles, the Committee removed Aerojet Rocketdyne Holdings, Inc., CIRCOR International, Inc. and NN, Inc. Albany International Corp. and Helios Technologies, Inc. were added due to their business characteristics and peer group similarities. The peer group’s 12 month revenue (June 2022 to June 2023) generally ranged from 70% to 380% of the Company’s 12 month revenue (June 2022 to June 2023). The Company believes these changes more closely align the composition of the peer group to provide an appropriate point of comparison for pay decisions, as this group includes a more similar set of companies with which TriMas competes for customers, market share and talent.

2025 Proxy Statement	I	37

TriMas Corporation
The following table identifies the 15 companies in our peer group for 2024:
2024 Peer Group

Albany International Corp.	ESCO Technologies Inc.
Aptar Group Inc.	Helios Technologies, Inc.
Astronics Corporation	Kaman Corporation
Barnes Group Inc.	Myers Industries Inc.
Chart Industries, Inc.	Standex International Corporation
Ducommun Incorporated	Triumph Group, Inc.
Enerpac Tool Group Corp.	Woodward, Inc.
EnPro Industries, Inc.

Analysis of Key 2024 Compensation Components and Decisions
The Committee made compensation decisions for 2024 using peer group data from peer company proxy statements and survey data. The Committee referenced the Willis Towers Watson 2023 General Industry Executive Compensation Survey data, a large compensation survey of hundreds of companies (both public and private) in various industries. We did not select the constituent companies comprising this survey group, and the component companies’ identities were not a material factor in the applicable compensation analysis. With Meridian’s assistance, in March 2024, the Committee reviewed Messrs. Amato and Mell and Mses. Robin and Stress’ base salaries, STI opportunities and LTI opportunities against the comparative pay data. For this analysis, we generally consider compensation to be competitive with the market if it falls within plus or minus 10% of the market median for target cash compensation (salary + target STI) and plus or minus 15% of the market median for target total direct compensation (salary + target STI + target LTI values). Mr. Amato’s target total direct compensation was judged to be 1% below the market median, with his base salary and target cash compensation both 17% below the market median, and his LTI 1% above the market median. Mr. Mell’s target total direct compensation was judged to be 19% below the market median, with his base salary and target cash compensation both 11% below the market median, and his LTI 18% below the market median. Ms. Robin’s target total direct compensation was judged to be 14% below the market median, with her base salary, target cash compensation and LTI 17%, 19% and 24%, respectively, below the market median. Ms. Stress’ target total direct compensation was judged to be at the market median, with her base salary and target cash compensation both 22% below the market median, and her LTI 8% below the market median.
The Committee sets compensation levels based on general business conditions, tenure in the NEO’s role, the importance of placing higher value on performance-based compensation and taking into account the comparative pay data described above. For 2024, the Committee increased each executive officer’s total direct compensation in light of these factors as described in detail below.
Description of the material elements of our 2024 executive compensation program are provided in the following paragraphs.
2024 Base Salary
Base salaries for our NEOs are generally established based on the scope of their responsibilities, prior relevant experience and skills, and competitive market pay levels. The Committee believes that executive base salaries should generally be competitive with the size-adjusted median salaries for executives in comparable positions at the peer companies. We believe that providing competitive salaries is key to our ability to successfully attract and retain talented executives.
Each year, the Committee considers whether to grant merit increases and/or market-based adjustments to the Company’s NEOs. In doing so, it considers several factors such as individual responsibilities, Company and individual performance, experience and alignment with market levels.

38	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Based on the foregoing considerations, the Committee approved the following salary adjustments in 2024 based on general market movement for Mr. Amato and Mr. Mell and comparative pay data for Ms. Robin and Ms. Stress, in addition to corresponding salary adjustments resulting from the termination of the Company’s Flexible Cash Allowance Policy, as further described below:

NEO	Base Salary Rate as of January 1, 2024	Base Salary Rate as of April 1, 2024	% Increase
Mr. Amato	$750,000	$787,500	5.0%
Mr. Mell(1)(2)	$444,548	$487,330	9.6%
Ms. Robin(1)(2)	$355,000	$400,000	12.7%
Ms. Stress(1)(2)	$305,000	$355,000	16.4%
(1)
Effective April 1, 2024, the Company terminated its Flexible Cash Allowance Policy, which provided a quarterly cash allowance in lieu of other Company-provided perquisites. As a result, the Committee approved increasing participating NEO salaries by the $25,000 annual cash allowance amount (the “Flexible Cash Adjustment”).

(2)
If we exclude the Flexible Cash Adjustment, Mr. Mell’s base salary was adjusted by 4.0% based on general market movement, Ms. Robin’s base salary was adjusted by 5.6% based on comparative pay data, and Ms. Stress’ base salary was adjusted by 8.2% based on comparative pay data.

2024 Short-Term Incentive Compensation Program
The goal of the STI is to support our overall business objectives by aligning Company performance with the goals of shareholders and focusing attention on the key measures of success. The STI also plays a key role in ensuring that our annual cash compensation opportunities remain competitive.
Target Awards. Each of our NEOs had a target STI opportunity for the year that was expressed as a percentage of base salary. Target incentive award percentages for all NEOs remained unchanged from 2023. Target awards for 2024 are shown in the following chart:

NEO	Target STI Amount	Target Award as Percent of Salary
Mr. Amato	$787,500	100.0%
Mr. Mell	$341,131	70.0%
Ms. Robin	$240,000	60.0%
Ms. Stress	$195,250	55.0%
Depending on the performance results achieved, actual awards generally can vary as a percent of target from 0% to a maximum of 200%.
Performance Measures
Each year, the Committee approves the specific performance metrics for that year’s STI program and the relative weightings based on the importance of each measure to the Company’s fiscal year financial results. If the designated target level for a performance metric is attained, the STI award will pay out at 100% for that metric. The threshold is the lowest level of performance below which no payment is made for that specific component. If performance for a metric is between the identified threshold and the maximum, the actual payout is determined based on the achievement of milestones within a matrix, with the distance between the milestones pre-determined depending on the respective metric.
2024 STI Performance Measures. The following underlying performance metrics were selected for the NEOs’ 2024 STI awards as indicated below:
•
Operating Profit - 70%. This measure rewards based on performance in adjusted operating profit. Adjusted operating profit means earnings before interest, taxes and other income/expense, and excludes certain non- recurring items (cash and non-cash) which may include, but are not limited to, income/expenses related to business restructuring, merger and acquisition diligence and transaction costs, cost savings

2025 Proxy Statement	I	39

TriMas Corporation
projects, the impact of purchase accounting, debt refinancing, changes in accounting principles and asset impairments (collectively “Special Items”). This measure of profitability was selected because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle; and
•
Cash Flow - 30%. Cash flow is the sum of adjusted operating profit (defined above), adjusted (1) up or down for other income/expense, (2) up or down for changes in working capital, (3) upward for depreciation, amortization and stock compensation, (4) downward for capital expenditures, cash interest and cash taxes and (5) up or down for the cash impact of any Special Items. Managing our cash generation capabilities and use of cash is critical to funding our capital allocation priorities and an important measure of our ongoing liquidity and stability.

For 2024, the specific underlying performance goals and actual achievements were as follows: (dollars in millions):

Metric		Threshold(1)	Target(1)	Maximum(1)	Actual 2024 Results(2)	Weighting	Payout %
Operating Profit	Performance Goal	$91.5	$110.9	$127.6	$88.0	70%	0%
	Payout as % of Target	25%	100%	200%	79%
Cash Flow	Performance Goal	$54.2	$65.7	$75.5	$26.3	30%	0%
	Payout as % of Target	25%	100%	200%	40%
						Total	0%

(1)
Threshold, target and maximum STI amounts were determined on a pre-STI expense and accrual basis, to help ensure the plan is self- funding. The financial goals are based on budgeted amounts. The targets were lower year-over-year given the expected lower demand environment within both TriMas Packaging and Specialty Products.

(2)
Actual 2024 results were determined on a pre-STI expense and accrual basis, to help ensure the plan is self-funding, as well as on a constant currency basis, using currency rates defined at the time the measures were approved. Preparing on a constant currency basis is intended to evaluate the operating performance of each performance measure relative to targeted levels and remove the positive or negative impact of changes in foreign currencies relative to the U.S. dollar during the year.

Award Determination and Payouts. In February 2025, the Committee determined and certified the degree to which the underlying STI goals for the prior year were achieved, which actual results are highlighted in the table above. As a result, our NEOs earned the following STI payouts in cash for 2024 performance:

NEO	Target Award as Percent of Base Salary	Target STI Amounts	STI Payout as % of Total Target Award	STI Earned and Paid in Cash
Mr. Amato	100.0%	$787,500	—%	$—
Mr. Mell	70.0%	$341,131	—%	$—
Ms. Robin	60.0%	$240,000	—%	$—
Ms. Stress	55.0%	$195,250	—%	$—
Long-Term Incentive Program
Our long-term equity program is designed to reward the achievement of long-term business objectives that benefit our shareholders through stock price increases, thereby aligning the interests of our executives with those of our shareholders.
2024 Long-Term Incentive Awards
Under the 2024 Long-Term Incentive Award Program (“2024 LTI”), equity awards were granted to our NEOs under the 2023 Equity and Incentive Compensation Plan in order to promote the achievement of the Company’s strategic goals. The Committee granted PSUs and RSUs to our NEOs, to be settled in shares, with PSUs accounting for 60% and RSUs accounting for 40% of the overall 2024 LTI target award value for Mr. Amato and PSUs accounting for 50% and RSUs accounting for 50% of the overall 2024 LTI target award value for all other NEOs.
Each year the Committee reviews the competitiveness of executive compensation as well as the form of various components of compensation.

40	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
In determining the total value of the 2024 LTI award opportunity for each NEO, the Committee reviewed survey data provided by Meridian regarding competitive award levels and considered each participant’s total compensation targets and level of responsibility within the organization. The Committee determined to increase Mr. Mell’s annual LTI award by $125,000, increase Ms. Robin’s annual LTI award by $45,000 and increase Ms. Stress’ annual LTI award by $5,000. The Committee determined no adjustments to the target levels were necessary for Mr. Amato.
The approved target 2024 LTI grants for our NEOs are as follows:

Name	RSUs ($ Value)	2024-2026 Cycle PSUs ($ Value)(1)
Mr. Amato	$1,239,987	$1,859,993
Mr. Mell	$349,995	$349,995
Ms. Robin	$187,496	$187,496
Ms. Stress	$167,488	$167,488
(1)	Grant date fair value may differ from the approved target value for PSUs due to ASC 718 compensation expense considerations.
The dollar values listed in the above chart for all NEOs for the RSUs and PSUs were converted into a whole number of units based on the Company’s closing stock price on March 14, 2024, of $24.58 per share, with a grant date of March 14, 2024. The 2024 RSUs generally vest in three equal installments on the first three anniversaries of the grant date of the award. Due to Mr. Amato’s retirement eligibility at the time of grant and the terms of these grants, RSU shares are withheld to satisfy applicable withholding taxes, as reflected in the compensation tables disclosure below.
Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s Common Stock. However, the value of these dividend equivalents is not paid unless and until the RSUs actually vest and are settled.
The 2024 PSU awards are designed to be earned based on the achievement of specific performance measures over a period of three calendar years. For the 2024-2026 cycle that began on January 1, 2024, and ends on December 31, 2026, 50% of the PSU award is earned based on Cash RONA performance during the 2026 fiscal year, and 50% is earned based on EPS CAGR performance, during the applicable performance period. The total Cash RONA PSUs and EPS CAGR PSUs earned shall be subject to modification based on RTSR performance. The Committee approved Cash RONA as a performance measure, which measure is the net adjusted operating profit after income taxes (“NOPAT”) plus acquisition-related amortization expense, divided by average net assets employed (net working capital plus property and equipment plus goodwill and other intangible assets). The Company uses its long-term expected effective tax rate of 23% in the calculation of NOPAT for all periods to eliminate potential volatility in year-to- year results from tax planning strategies which may impact the measurement of operating returns. The calculation of achieved Cash RONA is to exclude the impact of any acquisition that closes during the Performance Period. The Committee also approved EPS CAGR as a performance measure, which measure is the cumulative average growth rate of the diluted earnings per share from continuing operations as reported in the Company’s income statement within the applicable Form 10-Q and Form 10-K, plus or minus Special Items that may occur from time to time that the Committee believes should adjust the as-reported results for measurement of performance. The Committee approved RTSR as a performance modifier and the use of the S&P SmallCap 600 Industrials Index as the peer group for the performance measurement comparison.

2025 Proxy Statement	I	41

TriMas Corporation
The tables below detail the threshold, target and maximum performance target and opportunity for each metric. If, upon the conclusion of the performance period, Cash RONA or EPS CAGR falls between performance levels, straight-line mathematical interpolation is used to determine the initial percentage earned (but no portion of the award is earned for performance below the threshold level of Cash RONA).

2026 Fiscal Year Cash RONA	Cash RONA PSUs Earned (50% of target)
9.5%	40.0%
9.6%	60.0%
9.8%	80.0%
10.0%	100.0%
10.3%	133.3%
10.6%	166.7%
11.0%	200.0%

EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5%	40.0%
5.0%	50.0%
5.5%	60.0%
6.0%	70.0%
6.5%	80.0%
7.0%	90.0%
7.5%	100.0%
8.5%	128.6%
9.5%	157.1%
10.5%	185.7%
11.0% or more	200.0%
The table below details how the achievement of each metric will be adjusted by the RTSR percentage modifier. If, upon the conclusion of the performance period, RTSR performance for the performance period falls between two levels, the RTSR percentage modifier shall be 100%.

Relative Total Shareholder Return	RTSR Percentage Modifier
Ranked below or at 25th percentile	75%
Ranked above 25th percentile but below 75th percentile	100%
Ranked at or above 75th percentile	125%
The total number of PSUs earned shall be a percentage of the PSUs (rounded down to the nearest whole number of PSUs) equal to the product of (A) 50% of the sum of the Initial EPS CAGR Percentage and the Initial Cash RONA Percentage, multiplied by (B) the RTSR Percentage Modifier.
Based on the degree to which the performance goals are met, any PSUs earned for the 2024-2026 performance period would be paid in 2027.
Dividend equivalents are credited with respect to PSUs at the same time as dividends are paid on the Company’s Common Stock. However, the value of these dividend equivalents is not paid unless and until performance goals are met with respect to the PSUs and such earned PSUs are settled.
Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment.

42	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
2022 PSU Grant (2022 - 2024 Performance Period) - Results
The following information is provided to describe the performance goals for the 2022 PSU awards, granted March 11, 2022, the actual results relative to such performance goals and how the Company calculated the payout amount for each 2022 PSU award.
The 2022-2024 cycle PSU awards provided to the participating NEOs in 2022 consisted of performance-based opportunities, of which 50% could be earned based on the achievement of the Company’s RTSR percentile rank against the S&P SmallCap 600 Industrials Index, and 50% could be earned based on EPS CAGR performance, in each case for a performance period beginning January 1, 2022, to December 31, 2024. Overall achievement could vary from 0% to 200% of the target award (assuming maximum performance), with no portion of the award earned with respect to a metric if performance fell below the threshold level for that metric.
The RTSR and EPS CAGR performance levels, achieved results, and resulting percentage of target award achieved for the 2022 PSU awards are summarized in the following tables. If performance had been above the threshold level for either metric but between performance levels shown in the applicable table, the payout percentage would have been determined based on straight-line mathematical interpolation.
RTSR Performance Matrix

Performance Level	Relative Total Shareholder Return	RTSR PSUs Earned
Threshold	Ranked below or at 25th percentile	0%
Above Threshold	Ranked at 35th percentile	50%
Target	Ranked at 50th percentile	100%
Intermediate	Ranked at 65th percentile	150%
Maximum	Ranked at or above 80th percentile	200%
EPS CAGR Performance Matrix

EPS CAGR %	EPS CAGR PSUs Earned (50% of target)
<4.5%	0.0%
4.5% (Threshold)	40.0%
5.0%	50.0%
5.5%	60.0%
6.0%	70.0%
6.5%	80.0%
7.0%	90%
7.5% (Target)	100.0%
8.5%	128.6%
9.5%	157.1%
10.5%	185.7%
11.0% or more (Maximum)	200.0%
Actual Achievement and Payout

	Results Achieved	Attainment	Weighting	% of Target Achieved
RTSR	(25.08)%, 14th Percentile	—%	50%	—%
EPS CAGR	(12.2)%	—%	50%	—%
Total Payout				—%
The 2022 PSUs for participating NEOs were not earned as RTSR and EPS CAGR did not meet threshold performance levels and were forfeited.

2025 Proxy Statement	I	43

TriMas Corporation
Benefits and Retirement Programs
Consistent with our overall philosophy, the NEOs are eligible to participate during their service to the Company in benefit plans that are available to substantially all the Company’s U.S. employees. These programs include participation in our medical, dental, vision, group life, accidental death and dismemberment insurance programs, and the Company’s retirement program (comprised of a 401(k) savings plan). The TriMas Corporation Salaried Retirement Program (the “Plan”) is designed to reward continued employment with the Company and assist participants with financial preparation for retirement. Under the Plan, the Company provides a matching contribution of 75% of the participant’s first 5% of eligible compensation contributed, up to a maximum of 3.75% of their eligible compensation. Company matching contributions are immediately vested.
Executive Retirement Program
The Company’s executive retirement program provides senior managers with retirement benefits in addition to those provided under the Company’s qualified retirement plans. The Company offers this additional program to enhance total executive pay so that it remains competitive in the market. The Company funds a Rabbi Trust for our obligations under this program. Trust assets are subject to the claims of the Company’s creditors in the event of bankruptcy.
The Compensation Limit Restoration Plan (“CLRP”) provides benefits to senior managers, including our NEOs, in the form of Company contributions which would have been payable under the Company match component of the Plan but for tax code limits on the amount of pay that can be considered in a qualified plan. There are no employee contributions permitted under this plan. Company contributions under the CLRP vary as a percent of eligible compensation based on the employee’s elective deferrals into the qualified plan.
Perquisites
In lieu of any other Company-provided perquisites, the Company has historically had in place a Flexible Cash Allowance Policy. Under this program, participating executives received a quarterly cash allowance of $6,250. Quarterly cash payments were made at the start of each fiscal quarter. Effective April 1, 2024, the Company terminated this program.
For fiscal year 2024, Mr. Mell and Mses. Robin and Stress each received a $6,250 cash allowance payment prior to the program being terminated.
Mr. Amato did not participate in this program.
Change in Control and Severance-Based Compensation
The NEOs are covered by the Company’s Executive Severance/Change in Control Policy (“Executive Severance Policy”). For more information about the operation of the Executive Severance Policy, please see the “Post- Employment Compensation” section below. The following is a description of the Executive Severance Policy in effect at the end of 2024 for our NEOs. In general, the Executive Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain qualifying circumstances, including termination without cause or for good reason both before or after a change in control of the Company. The Executive Severance Policy does not provide for any excise tax gross-ups; however, it provides for payments otherwise due upon a change in control to be reduced to ensure that none are subject to the golden parachute excise tax. The Executive Severance Policy provides important financial protection to the participants in exchange for non-compete and non-solicit covenants for the duration of an executive’s employment and a period following termination, and a requirement that an executive execute a release of claims in favor of the Company in order to receive any benefits under the Executive Severance Policy. The Committee believes that offering this program is consistent with market practices, helps ensure the Company can both attract and retain executive talent, and will assist with management stability and continuity in the face of a possible business combination.
The Committee periodically reviews the Executive Severance Policy to evaluate both its effectiveness and competitiveness and to determine the value of potential payments.

44	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
Risk Mitigation in our Compensation Practices
The Committee focuses on risk mitigation in the design and implementation of the Company’s compensation practices. The Committee seeks to properly balance maximizing shareholder value creation, maintaining a strong pay for performance relationship and providing for business risk mitigation. The Committee and management believe that the Company maintains appropriate compensation policies and practices and that they do not give rise to risks that are reasonably likely to have a material adverse effect on the Company or encourage excessive risk taking. The Committee notes the employee compensation program includes a number of risk mitigation strategies, as detailed in the following chart:

Compensation Practice	Risk Mitigation Factors

Short-Term Incentive Compensation
Multiple Performance Metrics. The short-term incentive plan uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Award Cap. STI awards payable to any individual are capped.
Clawback Provision. Our clawback policy allows us to recapture STI awards from certain executives, including NEOs, in certain situations, including restatement of financial results.

Management Processes. Board and management processes are in place to oversee risk associated with the STI plan, including, but not limited to, monthly business performance reviews by management and regular business performance reviews by the Board, Audit Committee and our internal management disclosure committee.

Long-Term Incentive Compensation
Multiple Performance Metrics. The long-term incentive program uses multiple performance measures that encourage employees to focus on the overall strength of the business rather than a single financial measure.

Stock Ownership Guidelines. We have stock ownership requirements consistent with market norms for certain executives, including NEOs.
Award Cap. LTI awards payable to any individual are capped.

Retention of Shares. With respect to any certain executive, including NEOs, who has not met the ownership guidelines within the required period, the Committee may require the executive to retain all shares necessary to satisfy the guidelines, less an amount that may be relinquished for the exercise price and taxes.

Anti-Hedging/Pledging Restriction Policy. See discussion below regarding our anti-hedging and short sale/restricted pledging policies.

Clawback Provision. Our Nasdaq-compliant clawback policy requires the Committee to recoup certain performance-based incentive awards to certain executives, including the NEOs, under certain situations, including restatement of financial results where excess amounts were received, as further described below.

2025 Proxy Statement	I	45

TriMas Corporation
Stock Ownership Guidelines for Executives
To further align the interests of executives with those of shareholders, the Committee adopted stock ownership guidelines for certain executive officers. The guidelines are expressed as a multiple of base salary, as set forth below:

Mr. Amato	5x
Mr. Mell and Mses. Robin and Stress	3x
As of March 31, 2024, Mr. Amato was in compliance with the stock ownership guidelines, and Mr. Mell and Mses. Robin and Stress were then considered to be on a path to timely compliance. New executives designated as participants have five years from the time they are named to a qualifying position to meet the ownership guidelines. Adherence to these guidelines will be evaluated each year on the last trading day of the first quarter, using the executive’s base salary and the value of the executive’s holdings and stock price on such day. Once an executive attains the required ownership level, the executive will not be considered non-compliant solely due to subsequent stock price declines as long as the executive continues to hold at least the number of shares the executive held as of the measurement date until the guideline ownership is again achieved.
Generally, Common Stock owned or beneficially owned by the executive and service-vesting restricted stock and restricted stock units count toward satisfaction of the guidelines. Before satisfying the guidelines, an executive must hold at least 50% of shares acquired from equity compensation awards (generally, after recognition of shares or cash used for tax withholding or to pay the exercise price of an option).
The Committee has the discretion to consider non-compliance with the guidelines in determining whether or the extent to which future equity awards should be granted and may require all stock attained through Company grants be retained until the guidelines are satisfied. Due to Mr. Mell’s resignation in March 2025, Mr. Mell is no longer subject to compliance with the guidelines.
Anti-Hedging, Short Sale and Pledging Policies
The Company’s anti-hedging policy prohibits our directors and executive officers, including NEOs, from engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Common Stock, including transactions in puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds. This policy includes Common Stock held directly or indirectly by a director or executive officer, as well as any Common Stock granted to a director or executive officer by the Company as part of the compensation of a director or executive officer. The policy also prohibits our directors and executive officers from engaging in short sales related to the Common Stock. Under the policy, directors and executive officers are prohibited from pledging shares of Common Stock.
Recoupment Policy
The Company maintains and operates a compensation clawback policy (the “Clawback Policy”) to comply with SEC and Nasdaq requirements. In general, the Clawback Policy requires the Company to recover, in a reasonably prompt manner, covered compensation erroneously awarded to a covered officer in the event of an accounting restatement, without regard to any taxes paid. “Covered compensation” is generally the amount of incentive-based compensation received by a covered officer (including the NEOs), during an applicable three fiscal-year recovery period immediately preceding an accounting restatement trigger date, that exceeds the amount of incentive-based compensation that would have been received by such covered officer during such period had it been determined based on the relevant restated amounts. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested (on or after October 2, 2023) based wholly or in part on the attainment of one or more financial reporting measures, and “financial reporting measure” includes stock price and total shareholder return. A “covered officer” is any current or former “Section 16 officer” of the Company (within the meaning of Rule 16a-1(f) under the Exchange Act), as determined by the Board or the Compensation Committee. Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has

46	I	2025 Proxy Statement

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND
ANALYSIS
made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (2) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (3) recovery would likely cause an otherwise tax qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any Covered Officer against the loss of such recovered compensation.
2025 CEO Transition Compensation for Mr. Amato
In connection with the CEO Transition, and under the terms of the Transition and Separation Agreement, Mr. Amato is expected to receive certain 2025 compensation and benefits in connection with the CEO Transition. For more information about such compensation and benefits, see the narrative following the “Potential Payments Upon Termination or Change in Control as of December 31, 2024” section below.

2025 Proxy Statement	I	47

TriMas Corporation
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of TriMas Corporation has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in the 2025 Proxy Statement and in the Annual Report on Form 10- K of TriMas Corporation filed for the fiscal year ended December 31, 2024.
The undersigned members of the Compensation Committee have submitted this report to the Board.
The Compensation Committee
Teresa M. Finley, Chair(1)
Holly M. Boehne
Jeffrey M. Greene
Nick L. Stanage
Daniel P. Tredwell
(1)	In March 2025, Teresa M. Finley stepped down from the Compensation Committee and Jeffrey A. Fielkow was appointed as Chair of the Compensation Committee.

48	I	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
2024 Summary Compensation Table
The following table summarizes the total compensation paid to or earned by the NEOs in 2024, 2023 and 2022, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas A. Amato, President and CEO	2024	778,125	—	3,179,435	0	29,180	3,986,740
	2023	741,250	—	3,251,875	0	27,797	4,020,922
	2022	715,000	—	3,029,698	644,930	26,813	4,416,441

Scott A. Mell, Former CFO	2024	476,635	—	714,940	0	24,124	1,215,699
	2023	440,273	—	598,421	0	39,459	1,078,153
	2022	424,337	—	595,101	250,614	39,237	1,309,289

Jodi F. Robin, General Counsel (5)	2024	388,750	—	383,002	0	20,829	792,581
	2023	342,863	—	338,561	0	37,857	719,281

Jill S. Stress, CHRO(6)	2024	342,500	—	342,131	0	19,094	703,725
	2023	295,130	—	338,561	0	36,067	669,758
(1)
All awards in this column relate to RSUs (and PSUs) granted under the 2017 Equity and Incentive Compensation Plan and 2023 Equity and Incentive Compensation Plan and are calculated in accordance with FASB ASC, Topic 718, “Stock Compensation.” This column includes the value of PSUs based on the targeted attainment levels, which represents the probable outcome of the performance condition on the date of grant.

(2)
On March 14, 2024, each NEO received time-based RSUs that generally vest ratably over a three-year period. In addition, each NEO received a performance-based award which generally cliff-vests after three years and is subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. Maximum fair values for all performance-based equity awards granted in 2024 were $4,848,619 for Mr. Amato, $912,364 for Mr. Mell, $488,764 for Ms. Robin, and $436,607 for Ms. Stress. Attainment of the performance-based awards can vary from zero percent if the lowest milestone is not attained to a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of the target award. Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment.

(3)
STI payments are made in the year subsequent to which they were earned. The fact that no amounts were earned under the 2024 STI was determined and certified by the Committee on February 20, 2025, and no amounts were paid under the STI program for 2024. For additional information about STI awards, please refer to the “Grants of Plan-Based Awards in 2024” table.

(4)
For 2024, includes (as applicable) perquisite allowance and Company contributions to retirement and 401(k) plans. Specifically, in 2024, Mr. Mell and Mses. Robin and Stress each received a perquisite allowance of $6,250. Company contributions during 2024 into the retirement and 401(k) plans were $29,180 for Mr. Amato, $17,874 for Mr. Mell, $14,579 for Ms. Robin and $12,844 for Ms. Stress. See “Compensation Components - Benefits and Retirement Programs.”

(5)	Ms. Robin was not a named executive officer prior to 2023, so no compensation information is reported for her in this table for 2022.
(6)	Ms. Stress was not a named executive officer prior to 2023, so no compensation information is reported for her in this table for 2022.

2025 Proxy Statement	I	49

TriMas Corporation
Grants of Plan-Based Awards in 2024
The following table provides information about the plan-based awards granted to the NEOs in 2024:

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas A. Amato	STI(1)			59,063	787,500	1,575,000	—	—	—	—	—
	Restricted Stock Units(2)	3/14/2024	3/13/2024	—	—	—	—	—	—	50,447	1,239,987
	Performance Stock Units(3)	3/14/2024	3/13/2024	—	—	—	—	75,671	189,178	—	1,939,448

Scott A. Mell	STI(1)			25,585	341,131	682,262	—	—	—	—	—
	Restricted Stock Units(2)	3/14/2024	3/13/2024	—	—	—	—	—	—	14,239	349,995
	Performance Stock Units(3)	3/14/2024	3/13/2024	—	—	—	—	14,239	35,598	—	364,946

Jodi F. Robin	STI(1)			18,000	240,000	480,000	—	—	—	—	—
	Restricted Stock Units(2)	3/14/2024	3/13/2024	—	—	—	—	—	—	7,628	187,496
	Performance Stock Units(3)	3/14/2024	3/13/2024	—	—	—	—	7,628	19,070	—	195,506

Jill S. Stress	STI(1)			14,644	195,250	390,500	—	—	—	—	—
	Restricted Stock Units(2)	3/14/2024	3/13/2024	—	—	—	—	—	—	6,814	167,488
	Performance Stock Units(3)	3/14/2024	3/13/2024	—	—	—	—	6,814	17,035	—	174,643

(1)
The amounts above in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column are based on awards pursuant to the STI for each NEO with respect to 2024. The threshold payout is based on the smallest percentage payout of the smallest metric in the NEO’s composite target incentive and the target award is a specified dollar figure for each NEO. The maximum estimated possible payout for each participant is based on maximum attainment for each metric. The actual cash payout for 2024 of the participating NEOs’ STI awards is disclosed in the 2024 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(2)
On March 14, 2024, each NEO received time-based RSUs under the 2023 Equity and Incentive Compensation Plan, which awards generally vest ratably over a three-year period. Due to Mr. Amato’s retirement eligibility at the time of grant and the terms of these grants, RSU shares are withheld to satisfy applicable withholding taxes, as reflected in the remaining compensation tables disclosure below.

(3)
On March 14, 2024, each NEO received PSUs under the 2023 Equity and Incentive Compensation Plan, which awards generally cliff vest after a three-year performance period (2024-2026 Cycle) and are subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. Attainment of the PSUs can vary from zero percent if the lowest milestone is not attained to a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of target.

For a detailed description of the programs underlying the awards detailed in the Grants of Plan-Based Awards in 2024 table, please refer to the “Analysis of Key 2024 Compensation Components and Decisions” section of the CD&A. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, please refer to the “Pay for Performance” section of the CD&A. Due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment. For more information about our Transition and Separation Agreement with Mr. Amato, see the narrative following the “Potential Payments Upon Termination or Change in Control as of December 31, 2024” section below.

50	I	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2024 (however, due to Mr. Mell’s resignation in March 2025, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment):

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested $(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested $(2)
Thomas A. Amato	3/11/2022(3)	—	—	—	—	15,039	369,809	—	—
	3/11/2023(4)	—	—	—	—	28,486	700,471	19,228	472,817
	3/14/2024(5)	—	—	—	—	48,771	1,199,279	75,671	1,860,750

Scott A. Mell	3/11/2022(3)	—	—	—	—	2,954	72,639	—	—
	3/11/2023(4)	—	—	—	—	6,604	162,392	2,972	73,081
	3/14/2024(5)	—	—	—	—	14,239	350,137	14,239	350,137

Jodi F. Robin	3/11/2022(3)	—	—	—	—	806	19,820	—	—
	3/11/2023(4)	—	—	—	—	5,169	127,106	1,085	26,680
	3/14/2024(5)	—	—	—	—	7,628	187,573	7,628	187,573

Jill S. Stress	3/11/2022(3)	—	—	—	—	672	16,524	—	—
	3/11/2023(4)	—	—	—	—	5,169	127,106	1,085	26,680
	3/14/2024(5)	—	—	—	—	6,814	167,556	6,814	167,556

(1)	All awards in these columns relate to RSUs and PSUs awarded under the 2017 Equity and Incentive Compensation Plan and the 2023 Equity and Incentive Compensation Plan.
(2)	The market value is based on the closing stock price as of December 31, 2024 ($24.59) multiplied by the applicable number of units outstanding.
(3)
Each participating NEO received an RSU and PSU (2022-2024 Cycle) award as part of the Company’s 2022 LTI awards. The PSUs generally cliff vest after a 36-month performance period (2022-2024 Cycle) and are subject to RTSR and EPS CAGR performance objectives over the performance period. The Committee approved the performance attainment of 0% in February 2025, which is reflected in the number of shares and market value above. The RSUs generally vest ratably on each of the first three anniversaries of the grant date.

(4)
Each participating NEO received an RSU and PSU (2023-2025 Cycle) award as part of the Company’s 2023 LTI awards. The PSUs generally cliff vest after a 36-month performance period (2023-2025 Cycle) and are subject to Cash RONA and EPS CAGR performance objectives, with a RTSR modifier, over the performance period. For purposes of this disclosure, performance is reflected at threshold levels for these PSUs. The RSUs generally vest ratably on each of the first three anniversaries of the grant date

(5)
On March 14, 2024, each NEO received an RSU and PSU (2024-2026 Cycle) award as part of the Company’s 2024 LTI awards. For purposes of this disclosure, performance is reflected at target levels for these PSUs. See the “Grants of Plan-Based Awards in 2024” table for details on the grants, including vesting terms.

2025 Proxy Statement	I	51

TriMas Corporation
Option Exercises and Stock Vested in 2024
The following table provides information on stock options and RSUs that vested or were exercised, as applicable, in 2024 for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas A. Amato	—	—	43,527	1,075,334
Scott A. Mell	—	—	11,208	279,030
Jodi F. Robin	—	—	4,396	108,625
Jill S. Stress	—	—	3,758	92,860
(1)
Calculated by multiplying the number of shares or units vesting times the closing price of our stock on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2024 Nonqualified Deferred Compensation Table
The following table summarizes the activity in nonqualified deferred compensation for the NEOs in 2024:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Thomas A. Amato	—	16,242	11,678	—	153,111
Scott A. Mell	—	4,936	528	—	10,940
Jodi F. Robin		1,641	38	—	2,161
Jill S. Stress	—	—	—	—	—
(1)	Includes the Company’s contributions to the TriMas Executive Retirement Program. These contributions are included in the column titled “All Other Compensation” in the 2024 Summary Compensation Table.
(2)	None of these amounts are reported in the 2024 Summary Compensation Table.
(3)
The following amounts included in this column were reported in Summary Compensation Tables for prior fiscal years: Mr. Amato, $103,007; Mr. Mell, $4,883; and Ms. Robin, $482. Contributions to the Executive Retirement Program are invested in accordance with each NEO’s directive based on the investment options in the Company’s retirement program. Investment directives can be amended by the participant at any time. For further information regarding the Executive Retirement Program, see “Compensation Discussion and Analysis - Executive Retirement Program.”

See the “Executive Retirement Program” section of the CD&A for more information regarding the Executive Retirement Program.

52	I	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
Post-Employment Compensation
The Company maintains the Executive Severance Policy, approved by the Committee in 2021. The Executive Severance Policy applies to the Company’s executives identified by the Committee, including the NEOs while employed by the Company. The Severance Policy provides that the Company will make severance payments to a participating executive if his or her employment is terminated under certain circumstances. The Executive Severance Policy includes an excise tax “cap” provision, which reduces the total amount of payments due under the Executive Severance Policy so as to avoid the imposition of excise taxes and the resulting loss of tax deductions to the Company under Section 280G of the Code. The Executive Severance Policy provides for customary non-compete and non-solicit covenants for the duration of the executive’s employment and a period following termination, and includes a requirement that the executive sign a release of claims in favor of the Company in order to receive any benefits under the Executive Severance Policy.
If the Company terminates the employment of each of Messrs. Amato and Mell or Mses. Robin or Stress for any reason other than for cause, disability or death (cause and disability as defined in the Executive Severance Policy), or if he or she terminates their employment for good reason (as defined in the Executive Severance Policy), the Company will provide him or her with (1) one year’s annual base salary (generally paid in equal installments over a year), (2) STI payment equal to one year’s payout at his or her target level in effect on the date of termination (generally paid in equal installments over a year), (3) accrued but unpaid base salary and unused vacation, (4) any STI payment that has been earned by him or her but not paid, (5) his or her pro-rated STI for the year of termination through the date of termination based on his or her target level and actual full-year performance and (6) taxable reimbursement of certain health care premiums for up to 12 months following the termination date. The executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of any participating executive’s voluntary termination (without good reason) or termination for cause, the Company pays the executive the accrued base salary through termination plus earned but unused vacation compensation (and, in the case of voluntary termination, any STI payment that has been earned by the executive but not paid). All other benefits cease as of the termination date. If an executive’s employment is terminated due to death, the Company pays the accrued but unpaid base salary as of the date of death, and accrued but unpaid STI compensation. Other than reimbursement of certain health care premiums for the executive’s dependents for up to 36 months, all other benefits cease as of the date of the executive’s death. If an executive is terminated due to becoming disabled, the Company pays the executive earned but unpaid base salary and STI payments. All other benefits cease as of the date of such termination in accordance with the terms of such benefit plans. In each of the situations described in this paragraph, the executive’s then outstanding equity awards will be treated pursuant to the terms and conditions of such equity awards themselves under the applicable equity plans and award agreements.
In the case of a qualifying termination of Mr. Amato’s employment within two years of a change in control of the Company (as defined below), then, in place of any other severance payments or benefits, the Company will provide Mr. Amato with (1) a payment equal to 30 months of his base salary rate in effect at the date of termination, (2) an STI payment equal to 30 months payout at his target level in effect at the date of termination, (3) any STI payment that has been earned by the executive but not paid, (4) his pro-rated STI payout for the year of termination through the date of termination based on his target level and actual full-year performance and (5) taxable reimbursement of certain health care premiums for up to 30 months following the termination date provided that the timing of the foregoing payments will be made in compliance with Code Section 409A.
In the case of a qualifying termination of each of Mr. Mell, Ms. Robin or Ms. Stress’ employment within two years of a change in control of the Company (as defined below), then, in place of any other severance payments or benefits, the Company will provide the executive with (1) a payment equal to 18 months of his or her base salary rate in effect at the date of termination, (2) an STI payment equal to 18 months payout at his or her target level in effect at the date of termination, (3) any STI payment that has been earned but not paid, (4) his or her pro-rated STI payout for the year

2025 Proxy Statement	I	53

TriMas Corporation
of termination through the date of termination based on his or her target level and actual full-year performance and (5) taxable reimbursement of certain health care premiums for up to 18 months following the termination date provided that the timing of the foregoing payments will be made in compliance with Code Section 409A.
For purposes of the Executive Severance Policy, a change in control of the Company shall be deemed to have occurred upon the first of the following events to occur (as further described in the Executive Severance Policy):
1.
A person is or becomes the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions);

2.
Individuals who constitute the Board cease for any reason to constitute a majority of the number of directors then serving on the Board, unless their replacements are approved as described in the Executive Severance Policy (subject to certain exceptions);

3.
The Company closes a merger, consolidation, wind-up, reorganization, or restructuring of the Company with or into any other entity or a similar event or series of such events, resulting in a substantial change in the Company’s ownership or leadership, as further described in the Executive Severance Policy, subject to certain exceptions; or

4.
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, as further described in the Executive Severance Policy, and subject to certain exceptions.

Notwithstanding the foregoing, (1) a change in control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (2) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a change in control of the Company shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A change in control.
In addition, the Executive Severance Policy states that in return for these benefits, each executive covered under the Executive Severance Policy must refrain from competing against the Company for a period following termination that corresponds to the duration of any severance payments the executive would be entitled to receive or 24 months if no severance payments are payable.
The Executive Severance Policy may be modified by the Committee at any time, provided that the prior written consent of the executive is required if the modification adversely impacts the executive. Further, the Committee may amend or terminate the Executive Severance Policy at any time upon 12 months’ written notice to any adversely affected executive.
In 2021, the Committee approved the definition of qualified retirement for purposes of the treatment of outstanding equity awards upon a qualified retirement, beginning with awards granted in 2022. Qualified retirement is defined as voluntary departure from the Company at or after age 60 and with at least five years of service with the Company and its subsidiaries. In 2024, Mr. Amato was the only NEO who met the definition of qualified retirement, and his 2022, 2023 and 2024 equity awards would become non-forfeitable under a qualified retirement and would continue to vest to the same extent that the awards would have vested if he continued to be employed through the final vesting date for each such award.
While the terms described above applied to Mr. Mell during his employment, due to Mr. Mell’s resignation in March 2025, Mr. Mell is no longer a participant or eligible for compensation and benefits under the Executive Severance Policy.

54	I	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
Potential Payments Upon Termination or Change in Control as of December 31, 2024
The following table estimates the potential executive benefits and payments due to the NEOs upon certain terminations of employment or a change in control, assuming such events occurred on December 31, 2024. These estimates reflect, among other arrangements, the terms of the Executive Severance Policy as revised in August 2021. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. Further, while the estimates and descriptions provided below applied regarding Mr. Mell as of December 31, 2024, due to Mr. Mell’s resignation in March 2025, Mr. Mell is not eligible to receive any of such compensation and benefits after his termination of employment.

	Involuntary termination by Company without cause or termination by executive for good reason ($)(3)	Involuntary termination by Company for cause ($)	Qualifying termination in connection with a change in control ($)(4)	Death ($)(4)(5)	Termination as a result of disability ($)(6)	Qualified Retirement ($)(8)
Thomas A. Amato
Cash payments(1)	1,575,000	—	3,937,500	—	—	—
Value of restricted stock units(2)(7)	1,580,793	—	6,815,782	6,815,782	4,603,125	4,603,125
Medical benefits	15,500	—	38,750	46,500	—	—
Total	3,171,293	—	10,792,032	6,862,282	4,603,125	4,603,125

Scott A. Mell
Cash payments(1)	828,461	—	1,242,692	—	—	—
Value of restricted stock units(2)	332,998	—	1,396,810	1,396,810	1,008,387	—
Medical benefits	15,500	—	23,250	46,500	—	—
Total	1,176,959	—	2,662,752	1,443,310	1,008,387	—

Jodi F. Robin
Cash payments(1)	640,000	—	960,000	—	—	—
Value of restricted stock units(2)	171,835	—	670,471	670,471	548,750	—
Medical benefits	15,500	—	23,250	46,500	—	—
Total	827,335	—	1,653,721	716,971	548,750	—

Jill S. Stress
Cash payments(1)	550,250	—	825,375	—	—	—
Value of restricted stock units(2)	159,343	—	617,234	617,234	505,423	—
Medical benefits	15,500	—	23,250	46,500	—	—
Total	725,093	—	1,465,859	663,734	505,423	—

(1)
Comprised of multiple of base salary as of December 31, 2024, and applicable STI payments. The 2024 STI bonus is not included as it was deemed for purposes of this table as earned at $0 as of December 31, 2024 and we assume that no accrued but unearned vacation pay is due.

(2)
RSUs include service-based units and PSUs, and are either included on a pro-rata basis for the portion of the earnings period that has elapsed or on a fully-vested basis as required by the terms of the Executive Severance Policy.

(3)
RSUs are valued at the market price of the Common Stock of $24.59 at December 31, 2024. In addition, the number of PSUs included assumes achievement of such PSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2024 Fiscal Year-End” table above. Messrs. Amato and Mell and Mses. Robin and Stress had 64,286, 13,542, 6,988 and 6,480 shares, respectively, that would have been vested upon an involuntary termination without cause or by executive for good reason as of December 31, 2024.

(4)
RSUs are valued at the market price of the Common Stock of $24.59 at December 31, 2024. In addition, the number of PSUs assumes the target metric is achieved. Messrs. Amato and Mell and Mses. Robin and Stress had 277,177, 56,804, 27,266 and 25,101 shares, respectively, that would have been vested upon a qualifying termination in connection with a change in control or death as of December 31, 2024.

(5)
With respect to death, the Executive Severance Policy provides that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid STI awards, terminate as of the date of the NEO’s death. Equity awards become 100% vested upon death. Each continuing NEO’s dependents are eligible to receive reimbursement for the employee portion of COBRA premiums for a period not to exceed 36 months after the continuing NEO’s date of death.

2025 Proxy Statement	I	55

TriMas Corporation
(6)
With respect to disability, the Executive Severance Policy provides that all obligations of the Company to make any further payments, except for accrued but unpaid salary and accrued but unpaid annual STI awards, terminate on the earlier of (a) six months after the disability related termination or (b) the date the continuing NEO receives benefits under the Company’s long-term disability program. Equity awards become 100% vested upon the disability termination. RSUs include service-based units and PSUs, and are included on a fully-vested basis as required by the terms of the Executive Severance Policy. RSUs are valued at the market price of the Common Stock of $24.59 at December 31, 2024. In addition, the number of PSUs included assumes achievement of such PSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2024 Fiscal Year-End” table above. Messrs. Amato and Mell and Mses. Robin and Stress had 187,195, 41,008, 22,316 and 20,554 shares, respectively, that would have been vested upon a disability termination.

(7)
RSUs include service-based units and PSUs and are included on a fully-vested basis pursuant to the retirement eligible terms and conditions of the equity awards themselves under the applicable equity plans and award agreements. RSUs are valued at the market price of the Common Stock of $24.59 at December 31, 2024. In addition, the number of PSUs assumes no achievement for the 2022 PSUs, that the threshold metric would be achieved for the 2023 PSUs and the target metric would be achieved for the 2024 PSUs (as disclosed in the “Outstanding Equity Awards at 2024 Fiscal Year-End table above). Mr. Amato had 187,195 shares that would have been vested upon a qualified retirement as of December 31, 2024. Mr. Mell and Mses. Robin and Stress do not meet the definition for a qualified retirement under the applicable plans and award agreements.

(8)
With respect to a qualified retirement, the terms and conditions of the equity awards provide that the awards shall continue to vest to the same extent that the awards would have vested if the applicable NEO continued to be employed through the final vesting date.

2025 CEO Transition Compensation for Mr. Amato
In connection with the CEO Transition, and under the terms of the Transition and Separation Agreement, Mr. Amato is expected to receive certain 2025 compensation and benefits in connection with the CEO Transition. This compensation and benefits includes a base salary for any Special Advisor Service equal to 50% of his CEO base salary rate, and he will receive a truncated 2025 equity award in early 2025 of $600,000 in three-year time-based RSUs and $900,000 in three-year performance-based target PSUs. After the end of Mr. Amato’s employment, he will also receive (in exchange for a release of claims and continued compliance with applicable restrictive covenants) the compensation and benefits that the Company is obligated to provide to him under the Executive Severance Policy, including: payment of his accrued but unpaid base salary and earned but unused vacation; $1.575 million in cash severance (equal to 12 months of CEO-level base salary plus his target CEO annual cash incentive opportunity); pro-rata annual cash incentive payout for 2025 (based on actual performance results for the full year); and up to 12 months of COBRA premium reimbursement. Further, pursuant to benefits already vested and earned by Mr. Amato due to his age and service to the Company, Mr. Amato will continue to vest in his RSUs and PSUs outstanding at the time of his cessation of employment pursuant to their existing terms (including based on actual performance results for the PSUs). Mr. Amato will also be reimbursed for reasonable legal fees and expenses in connection with the CEO Transition up to $35,000.
2025 Departure of Mr. Mell
On March 14, 2025, Mr. Mell voluntarily resigned his employment with us, effective March 20, 2025. Due to Mr. Mell’s resignation, Mr. Mell forfeited all of his LTI grants that were outstanding but unvested on the date of his termination of employment, and Mr. Mell will not receive any compensation or benefits in connection with his departure other than compensation and benefits that were accrued and vested as of his termination of employment.

56	I	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT
CEO Pay Ratio Disclosure
Mr. Amato, our CEO, had 2024 total compensation of $3,986,740, as reflected in the 2024 Summary Compensation Table. We estimate that the median of 2024 total compensation for all employees of the Company and its consolidated subsidiaries as of December 31, 2024 (the “Determination Date”), excluding our CEO, was $49,736, which is comprised of all applicable elements of compensation for 2024 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of Mr. Amato’s 2024 total compensation to the Median Annual Compensation was approximately 80 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
To identify the employee who received the Median Annual Compensation (the “Median Employee”), we measured annual base pay (consisting of regular base earnings and overtime) for the period beginning on January 1, 2024, and ending on December 31, 2024, for 3,885 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we also annualized compensation for employees who worked less than all of 2024 (other than temporary employees) based on reasonable assumptions and estimates relating to our employee compensation program, including new hires.

2025 Proxy Statement	I	57

TriMas Corporation
Pay Versus Performance
As required by pay versus performance (“PVP”) rules adopted by the SEC, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2024 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2024, 2023, 2022 and 2021 Proxy Statements (each of 2020, 2021, 2022, 2023 and 2024, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below as “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:
•	The information in columns (b) and (d) of the PVP Table comes directly from this year’s or prior years’ Summary Compensation Tables; and
•
As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts may not necessarily reflect the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years.

2024 Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table (“SCT”) Total for PEO ($)(b)(1)	Compensation Actually Paid to PEO ($)(c)(1)(2)	Average SCT Total for Non- PEO NEOs ($)(d)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Total Shareholder Return ($)(f)(3)	Peer Group Total Shareholder Return ($)(g)(3)(4)	Net Income ($)(h)(5)	Adjusted Operating Profit ($)(i)(6)
2024	3,986,740	2,204,238	904,002	737,547	79	197	24.3	82.8
2023	4,020,922	1,451,195	853,747	606,509	82	168	40.4	89.5
2022	4,416,441	1,310,340	1,059,133	674,005	89	128	66.2	116.2
2021	4,582,126	4,881,738	1,607,476	1,354,921	118	141	57.3	112.8
2020	4,576,670	4,508,721	1,626,838	1,582,999	101	112	(79.8)	100.2
(1)
Thomas Amato was our principal executive officer (“PEO”) for each Covered Year. For 2024, our non-PEO PVP NEOs were Scott Mell, Jodi Robin and Jill Stress. For 2023, our non-PEO PVP NEOs were Scott Mell, Jodi Robin, Jill Stress and Fabio Matheus Salik. For 2022, our non- PEO PVP NEOs were Scott Mell, Fabio Matheus Salik and John Schaefer. For 2021, our non-PEO PVP NEOs were Scott Mell, Fabio Matheus Salik, John Schaefer, Robert Zalupski and Joshua Sherbin. For 2020, our non-PEO PVP NEOs were Robert Zalupski and Joshua Sherbin.

(2)
For 2024, in determining both the CAP to our PEO and the average CAP to our non-PEO PVP NEOs for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) or column (d) the following amounts. Please note that, while similar adjustment information was provided in our 2024 proxy statement for Covered Year 2023 and in our 2023 proxy statement for Covered Years 2020, 2021 and 2022, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because in our view it is not material to our stockholders’ understanding of the information reported in the table above for 2024 or the relationships disclosure provided below.

Item and Value Added (Deducted)	2024
For PEO:
- SCT “Stock Awards” column value	$(3,179,435)
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$3,029,760
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	$(1,660,194)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in prior years that vested in Covered Year	$(25,948)
+ fair value as of vesting date of equity awards granted and vested in Covered Year	$41,196
+ includable dividends/earnings on equity awards during Covered Year	$12,119
Sub-Total	$(1,782,502)

58	I	2025 Proxy Statement

Pay Versus Performance

Item and Value Added (Deducted)	2024
For Non-PEO PVP NEOs (Average):
- SCT “Stock Awards” column value	$(480,024)
+ Covered year-end fair value of outstanding equity awards granted in Covered Year	$466,353
+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	$(151,328)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in prior years that vested in Covered Year	$(3,308)
+ includable dividends/earnings on equity awards during Covered Year	$1,852
Sub-Total	$(166,455)
(3)
Total shareholder return (“TSR”) for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2019 and in accordance with Items 201(e) and 402(v) of Regulation S-K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this PVP disclosure, our peer group is the S&P Small Cap 600 Industrials Index (the “S&P Small Cap 600 Peers”), which is also the peer group used to measure the Company’s TSR-based equity award attainment.

(5)	Net income is calculated as the consolidated net income (loss) of the Company and its subsidiaries, determined in accordance with U.S. GAAP. Dollar values are in millions.
(6)
For purposes of this PVP disclosure, Adjusted Operating Profit is calculated based on the Company’s Adjusted Operating Profit as used for external reporting purposes, adjusted to exclude the effect of Special Items as defined by the Company. Adjusted Operating Profit means earnings before interest, taxes and other income/expense, and excludes certain non-recurring items (cash and non-cash) which may include, but are not limited to, income/expenses related to business restructuring, merger and acquisition diligence and transaction costs, cost savings projects, the impact of purchase accounting, debt refinancing, changes in accounting principles and asset impairments (collectively “Special Items”). This measure of profitability is used because it is viewed as a leading indicator of our ability to effectively manage our costs throughout the business cycle. Dollar values are in millions. See Appendix I: Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures in our fourth quarter and full year earnings releases for the related periods for detailed reconciliations to GAAP results.

2025 Proxy Statement	I	59

TriMas Corporation
Descriptions of Relationships Between CAP and Certain Financial Performance Measure Results
The following charts provide, across the Covered Years, a description of the relationships between (1) our cumulative TSR and the cumulative TSR for the PVP Peer Group reflected in the PVP Table above, (2) PEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above, and (3) non-PEO PVP NEO CAP and the financial performance measures results set forth in columns (f), (h) and (i) of the PVP Table above:

Relationship between CAP and Total Shareholder Return
Compensation Actually Paid ($ in millions)
6.0
4.0
2.0
0.0
Total Shareholder Return
200
150
100
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO PVP NEOs
Total Shareholder Return
S&P Small Cap 600 Peers Total Shareholder Return

60	I	2025 Proxy Statement

Pay Versus Performance

Relationship between CAP and Net Income
6.0
4.5
3.0
1.5
0.0
Compensation Actually Paid ($ in millions)
100.0
50.0
—
(50.0)
(100.0)
Net Income ($ in millions)
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO PVP NEOs
Net Income

Relationship between CAP and Adjusted Operating Profit
Compensation Actually Paid ($ in millions)
Adjusted Operating Profit ($ in millions)
6.0
4.5
3.0
1.5
0.0
120.0
100.0
80.0
60.0
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO PVP NEOs
Adjusted Operating Profit

2025 Proxy Statement	I	61

TriMas Corporation
2024 Tabular List
The following Tabular List provides what we believe represent the most important financial performance measures (including Adjusted Operating Profit) we used to link CAP to our PEO and Non-PEO PVP NEOs for 2024 to our performance for 2024:

Adjusted Operating Profit
Adjusted Earnings per Share CAGR
Free Cash Flow
Relative Total Shareholder Return
Cash RONA

62	I	2025 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
TRANSACTIONS WITH RELATED PERSONS
Policy for Review, Approval or Ratification of Transactions with Related Parties
Pursuant to its written charter, the Audit Committee is responsible for reviewing reports and disclosures of insider and affiliated party transactions and monitoring compliance with the Company’s written Code of Conduct, which requires employees to disclose in writing any outside activities, financial interests, relationships or other situations that do or may involve a conflict of interest or that present the appearance of impropriety.
Pursuant to the written charter of the Governance and Nominating Committee and the written Corporate Governance Guidelines, members of the Board must properly notify the President and Chief Executive Officer of the Company and the Chair of the Governance and Nominating Committee if any actual or potential conflict of interest arises between the Company and such member. After notification, the Board will evaluate and resolve the matter in the best interest of the Company upon recommendation of the Governance and Nominating Committee.
It is also the Company’s policy, that the Audit Committee review and approve all transactions (other than those that are de minimis in nature) in which the Company participates and in which any related person has or will have a direct or indirect material interest. In reviewing and approving such transactions, the Audit Committee obtains all information it believes to be relevant to a review and approval of the transaction. After consideration of the relevant information, the Audit Committee approves only those related person transactions that are determined to be consistent with the best interests of the Company.
In addition, the Company’s credit facility contains covenants that restrict the Company’s ability to engage in transactions that are at prices and on terms and conditions not less favorable to the Company than could be obtained at an arm’s-length basis from unrelated parties. Such covenants influence the Company’s policy for review, approval and ratification of transactions with related parties.

2025 Proxy Statement	I	63

TriMas Corporation
ADDITIONAL INFORMATION
What is the purpose of the Annual Meeting?
During the Annual Meeting, holders of the Company’s Common Stock will act upon the matters outlined in the accompanying notice of Annual Meeting, including: to elect two directors to serve until the annual meeting in 2028; to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; to approve, on a non-binding advisory basis, the compensation paid to the Company’s NEOs; and to transact such other business as may properly come before the meeting. In addition, management will report on the performance of the Company and will respond to appropriate questions from shareholders.
How will the Company conduct the virtual Annual Meeting?
As permitted by Delaware law and our bylaws, we have implemented the virtual annual meeting format in order to facilitate and increase shareholder attendance and participation. In preparation for the virtual Annual Meeting (1) we will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (2) we will implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) we will maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. During the Q&A session of the meeting, we will answer appropriate submitted questions related to the business of the Annual Meeting, as time permits.
How do I attend and participate during the virtual Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live webcast. You will be able to participate in the Annual Meeting online during the meeting by visiting www.virtualshareholdermeeting.com/TRS2025. You also will be able to vote your shares electronically at the Annual Meeting.
All shareholders of record as of March 17, 2025 (the “Record Date”), or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 8:00 a.m., Eastern Time, on May 14, 2025. We encourage you to access the meeting prior to the start time. Online access will begin at 7:30 a.m., Eastern Time, on May 14, 2025.
The virtual meeting platform is fully supported across internet web browsers (Internet Explorer, Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
How do I submit questions before the virtual Annual Meeting?
Shareholders may submit questions for the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before 7:45 a.m., Eastern Time, on May 14, 2025, the day of the Annual Meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at https://ir.trimas.com/ shareholderquestions as soon as practical after the Annual Meeting.

64	I	2025 Proxy Statement

ADDITIONAL INFORMATION
Additional information regarding the ability of shareholders to ask questions before the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/ TRS2025.
What if I have technical difficulties during the virtual Annual Meeting?
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/TRS2025 beginning at 7:30 a.m., Eastern Time, on May 14, 2025, through the conclusion of the Annual Meeting.
Why didn’t I receive a paper copy of this proxy statement?
We have distributed proxy materials to some of our shareholders over the internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other companies have transitioned to this more contemporary way of distributing annual meeting materials, often called “electronic proxy” or “Notice and Access.”
This “Notice and Access” process, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.
What if I would like to receive a paper copy of this proxy statement?
If you received a notice and would like us to send you a printed copy of our proxy materials, please follow the instructions included in your notice to request a copy.
Who is entitled to vote?
The Company’s Common Stock constitutes the voting stock of the Company. As of the Record Date, there were no outstanding shares of preferred stock of the Company. Only record holders of Common Stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on the Record Date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 8:00 a.m., Eastern Time, on May 14, 2025. Please allow ample time for online check-in, which will begin at 7:30 a.m., Eastern Time, on May 14, 2025.
What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for all purposes. As of the Record Date, 40,716,445 shares of Common Stock were issued and outstanding and entitled to vote. Broker non-votes and proxies marked with abstentions or instructions to withhold votes will be counted as present in determining whether there is a quorum.
What is the difference between holding shares as a shareholder of record and being a beneficial owner?
Shareholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials (including a proxy card) are being sent directly to you by the Company. As a shareholder of record, you have the right to grant your voting proxy directly to the Company via the proxy card or to vote electronically during the Annual Meeting.

2025 Proxy Statement	I	65

TriMas Corporation
Beneficial Owners. If, at the close of business on the Record Date, your shares were not issued directly in your name, but were held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote the shares in your account and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares during the Annual Meeting unless you request and obtain a proxy from your broker, trustee, bank or nominee. Your broker, trustee, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, trustee, bank or nominee on how to vote your shares.
How do I vote?
Shareholders of Record. If you complete and properly sign the proxy card and return it to the Company, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your proxy card). If you attend the virtual Annual Meeting, you may vote online during the Annual Meeting.
Beneficial Owners. If you complete and properly sign the voting instruction card and return it to your broker, trustee, bank or other nominee, it will be voted as you direct. You may also vote via telephone or internet (as indicated on your voting instruction card). If you want to vote your shares electronically during the Annual Meeting, you must request and obtain a proxy from such broker, trustee, bank or other nominee confirming that you beneficially own such shares and giving you the power to vote such shares.
Can I change my vote after I return my proxy card or voting instruction card?
Shareholders of Record. You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, at 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, either written notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Annual Meeting online, the individuals named as proxy holders in the proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.
Beneficial Owners. If you hold your shares through a bank, trustee, broker or other nominee, you should contact such person to submit new voting instructions prior to the time such voting instructions are exercised.
How will my shares be voted?
Shareholders of Record. All shares represented by the proxies mailed to shareholders will be voted electronically during the Annual Meeting in accordance with instructions given by the shareholders. Where no instructions are given, the shares will be voted (1) for the election of the Board’s nominees for two directors, (2) for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2025, and (3) for the approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
Beneficial Owners. The brokers, banks or nominees holding shares for beneficial owners must vote those shares as instructed, and if no instructions from the beneficial owner are received on a matter deemed to be non-routine, they may not vote the shares on that matter. Under applicable law, a broker, bank or nominee has the discretion to vote on routine matters, such as Proposal 2, but does not have discretion to vote with respect to non-routine matters, such as Proposals 1 or 3. Common Stock subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum. Broker non-votes will have no effect in determining the outcome of the vote on Proposal 1 and will have the effect of a vote against Proposal 3. In order to avoid a broker non-vote of your shares on this proposal, you must send voting instructions to your bank, broker or nominee.

66	I	2025 Proxy Statement

ADDITIONAL INFORMATION
What are the Board’s recommendations?
The Board recommends a vote:
Proposal 1 - FOR the election of the nominated slate of directors.
Proposal 2 - FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
Proposal 3 - FOR the approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
What vote is required to approve each item?
Proposal 1 - Election of Directors.
The two nominees who receive the most votes cast at the Annual Meeting will be elected as directors, provided a quorum of at least a majority of the outstanding shares of the Company’s Common Stock is represented at the meeting. However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Board, taking into account the recommendation of the Governance and Nominating Committee, would then determine whether to accept or reject any required resignation. A proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the election of directors.
Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to ratify the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, provided that a quorum is present. Abstentions will have the same effect as a vote against the matter. Although shareholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.
Proposal 3 - Approval, on a non-binding advisory basis, of the compensation paid to the Company’s NEOs.
The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be necessary to approve the non-binding advisory resolution approving the compensation paid to the Company’s NEOs. While the Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote is advisory in nature. Abstentions and broker non-votes will have the same effect as a vote against the matter.
What will happen if other matters are raised at the meeting?
If any other matter is properly submitted to the shareholders at the Annual Meeting, its adoption will require the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date that is present or represented at the Annual Meeting. The Board does not propose to conduct any business at the Annual Meeting other than as stated above.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting and final voting results will be published by the Company in a Current Report on Form 8-K.

2025 Proxy Statement	I	67

TriMas Corporation
How may I obtain an additional copy of the proxy materials?
If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copy by contacting TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Telephone 248-631-5450, or by email to generalcounsel@trimas.com. Additionally, if you have been receiving multiple sets of proxy materials and wish to receive only one set of proxy materials, please contact the Company’s Investor Relations department in the manner provided above.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Company’s transfer agent. Please sign and deliver each proxy card and voting instruction card that you receive to ensure that all of your shares will be voted. We recommend that you contact your nominee and/or the Company’s transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.
Who pays for the solicitation of proxies?
The accompanying proxy is being solicited by the Board. The Company will bear the cost of soliciting the proxies. Officers and other management employees of the Company will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.
How can I access the Company’s proxy materials and Annual Report on Form 10-K?
The Financial Information subsection under “Investors” on the Company’s website, www.trimas.com, provides access, free of charge, to SEC reports as soon as reasonably practicable after the Company electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. The Company has posted printable and searchable 2025 proxy materials to the Company’s website at http://ir.trimas.com. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Company’s executive offices at TriMas Corporation, Attention: Investor Relations, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by email to generalcounsel@trimas.com.
The references to the website address of the Company and SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites is not part of this proxy statement.
Is a registered list of shareholders available?
The names of shareholders of record entitled to vote electronically at the Annual Meeting will be available to shareholders entitled to vote at the meeting on Wednesday, May 14, 2025, at the Company’s headquarters and during the meeting, at www.virtualshareholdermeeting.com/TRS2025.
How and when may I submit a shareholder proposal or director nomination for the 2026 Annual Meeting?
For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2026 Annual Meeting, the Secretary must receive the written proposal at the Company’s principal executive offices no later than

68	I	2025 Proxy Statement

ADDITIONAL INFORMATION
November 27, 2025. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to TriMas Corporation, General Counsel, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, or by fax to (888) 318-8873.
For a shareholder proposal or director nomination that is intended to be considered at the 2026 Annual Meeting, but not included in the Company’s proxy statement, the shareholder must give timely notice to the Secretary not earlier than January 14, 2026, and not later than the close of business on February 13, 2026. Any shareholder proposal must set forth (1) a brief description of the business desired to be brought before the 2026 Annual Meeting and the reasons for conducting such business, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the number of shares of Common Stock that are beneficially owned by the shareholder, (4) any material interest of the shareholder in such business and (5) any additional information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act or the Company’s Third Amended and Restated Bylaws.
In addition to satisfying the requirements under the Company’s Third Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of this year’s Annual Meeting. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the first anniversary of this year’s Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. Accordingly, for the 2026 Annual Meeting, shareholders must deliver such notice no later than March 16, 2026.

2025 Proxy Statement	I	69

38505 Woodward Avenue, Suite 200
Bloomfield Hills, Michigan 48304
(248) 631-5450
www.trimas.com

TriMas

TriMas

TRIMAS CORPORATION
ATTN: JODI F. ROBIN
38505 WOODWARD AVENUE, SUITE 200
BLOOMFIELD HILLS, MI 48304

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRS2025**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE AT 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69347-P24983 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIMAS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

Nominees

01) Jeffrey A. Fielkow
02) Adrianne W. Shapira

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

To vote against all nominees, mark "Withhold All" above. To vote against an individual nominee, mark "For All Except" and write the nominee's number on the line above.

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote FOR proposal 3.

NOTE: The proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxy will be voted in accordance with the Board of Directors' recommendations.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and 2024 Annual Report of TriMas Corporation are also available at: http://ir.trimas.com

The Notice & Proxy Statement and 2024 Annual Report of TriMas Corporation are available at www.proxyvote.com.
Have the control number located on your proxy card available to access the materials on this website.

V69348-P24983

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2025
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIMAS CORPORATION

Properly executed proxies received on or before May 13, 2025, will be voted in the manner directed, and if no such direction is made, will be voted in accordance with the Board of Directors' recommendations.

By casting your voting instructions on the reverse side of this proxy card, you hereby (1) acknowledge receipt of the proxy statement related to the above-referenced meeting, (2) appoint Sherry Lauderback and Jodi F. Robin, and each of them, as proxies, with full power of substitution, to vote all shares of TriMas Corporation's common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof, and (3) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Directors' recommendations indicated on the reverse side of this proxy, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Alternatively, you may vote by phone or the internet, as described in the instructions on the reverse side of the proxy.

Continued and to be signed on reverse side